AS FILED WITH THE SECURITIES AND
                     EXCHANGE COMMISSION ON January 29, 2001

                           REGISTRATION NO. 333-31072
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            ------------------------
                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      First Enterprise Service Group, Inc.
             (Exact name of registrant as specified in its charter)

      --------------------------------------------------------------------



      Florida                        6770                          Applied For

    State or other           PRIMARY  STANDARD  INDUSTRIAL         Employer
   jurisdiction of        I.R.S. CLASSIFICATION CODE NUMBER    Identification No
  incorporation or
    organization

 ------------------------------------------------------------------------------


                              2503 W. Gardner Ct.,
                                 Tampa, FL 33611
                                  813. 831-9348

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Michael T. Williams
                                    PRESIDENT
                      First Enterprise Service Group, Inc.
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED  SALE TO THE PUBLIC:

As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering.
*[ ] *registration number,

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]

                            ------------------------

CALCULATION OF REGISTRATION FEE

Title of each
class of            Amount
securities           to be           Proposed            Proposed      Amount of
to be             registered           maximum            maximum      registration
registered          per unit        offering price       aggregate         fee


Common
Stock, par
Value - no          13,797,703           $.001           $2,541.84        $847.28

------------------------------------------------------------------------------------

(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Space Systems International pursuant to the merger described herein.

(2) The registration fee has been calculated pursuant to Rule 457(f)(2). As of the filing of this registration statement, Space Systems International had an accumulated capital deficit. In addition, Space Systems International's common stock has no par value. Accordingly, the proposed maximum offering price has been calculated by multiplying one-third,1/3, of an assumed par value for Space Systems International's Common Stock of .0001par per share, pursuant to Delaware law by the maximum number of shares to be issued to the holders of Space Systems International common stock in the merger.

                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE

   PROSPECTUS

                      First Enterprise Service Group, Inc.

First Enterprise, Inc., a Florida corporation, and Space Systems International Corporation, a Delaware corporation, have entered into a merger agreement. First Enterprise is a private company with no assets or operations originally formed to acquire a private company such as Space Systems International that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Space Systems International goal was to go public through that process and only through that process, a decision it had made before it contacted First Enterprise.

In assisting Space Systems International to reach this goal, First Enterprise had to structure a transaction to meet two separate requirements. The board of Space Systems International exercising its business judgment under Delaware state law required that the transaction be structured as a reverse merger with a shell. The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Space Systems International to secure a listing on the over the counter bulletin board. Accordingly, the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Space Systems International's ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement. There is no current market for the securities of First Enterprise Service Group. It is anticipated that a market maker will file to secure for the surviving company a listing on the over the counter bulletin board after this registration statement is declared effective.

Each outstanding share of Space Systems International common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one of First Enterprise Service Group common stock. Each outstanding share of Space Systems International preferred stock, other than dissenting shares, as discussed later in this document, will be exchanged for one of First Enterprise Service Group preferred stock. All outstanding options of Space Systems International will be reissued by the surviving corporation with the same terms and conditions. When the merger closes, First Enterprise Service Group will be the surviving corporation.

The following table contains comparative share information for stockholders of Space Systems International and First Enterprise Service Group immediately after the closing of the merger.

          ------------------ ------------------------------- ------------------------------- --------------------
                             The former stockholders of      The current stockholders of     Total
                             Space Systems International *   First Enterprise Service
                                                             Group
          ------------------ ------------------------------- ------------------------------- --------------------
          ------------------ ------------------------------- ------------------------------- --------------------
          Number             13,035,150                      762,553                         13,797,703
          ------------------ ------------------------------- ------------------------------- --------------------
          ------------------ ------------------------------- ------------------------------- --------------------
          Percentage         94.47%                          5.53%                           100%
          ------------------ ------------------------------- ------------------------------- --------------------

*Assumes no conversion of 7,120,720 shares of Class A preferred stock, no issuance of 1,000,000 shares which are issuable upon the completion of this merger, and no exercise of options to acquire an additional 3,500,000 shares of Space Systems International common stock. The 762,553 shares retained by the current stockholders of Firs4t Enterprise Service Group name were issued upon formation for a capital contribution of $79. First Enterprise Service Group will receive a merger fee of $75,000 from Space Systems International.

Officers, directors and affiliates of First Enterprise Service Group and Space Systems International own a majority of the issued and outstanding stock of each company. Stockholders of Space Systems International should be aware that:

o        There will be no stockholders' meeting.
o This prospectus will be used to solicit written consents of Space Systems International stockholders. Consents must be received no later than 60 days from the date this prospectus is mailed to Space Systems International stockholders.
o Dissenters' rights of appraisal exist and are more fully described on page __.
o There is no material interest, direct or indirect, by security holdings or otherwise, of affiliates of Space Systems International in the proposed merger.
o Stockholders and affiliates of First Enterprise Service Group will retain shares in the surviving company and a total of $75,000 in directors' fees and legal fees paid from the merger fee.

The merger presents risks. You should review "Risk Factors" beginning on page__.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the First Enterprise Service Group common stock to be issued in the merger or if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The prospectus is being sent to Space Systems International stockholders on ____, 2001.

SOLICITATION OF WRITTEN CONSENTS

NOTICE IS HEREBY GIVEN to stockholders of Space Systems International Corporation that in accordance with the provisions of Delaware law, Space Systems International stockholders are asked to consider and give Space Systems International stockholders written consent to a proposal to approve:

o     The merger  agreement and plan of  reorganization  dated as  of October 1,
      2000  between  Space  Systems  International,   a  Delaware   corporation,
      and  First Enterprise Service Group, Inc., a Florida corporation

o The articles of merger which will be filed with the offices of the secretary of state of the state of Delaware.

In the materials accompanying this notice, Space Systems International stockholders will find a prospectus relating to the merger proposal and a form of written consent. The prospectus more fully describes the proposal and includes information about First Enterprise Service Group and Space Systems International. Space Systems International strongly urges its stockholders to read and consider carefully this document in its entirety.

Space Systems International's board of directors has determined that the merger is fair to Space Systems International stockholders and in Space Systems
International stockholders best interests. Accordingly, the board of directors of Space Systems International has unanimously approved the merger agreement and the board unanimously recommends that Space Systems International stockholders consent to the transaction.5

Space Systems International Corporation

John M. Papazian,
Chairman and President

                                 WRITTEN CONSENT

If Space Systems International stockholders want to give their consent and vote FOR the merger, please sign below and return to:

John M. Papazian,
Chairman and President
Space Systems International Corporation
11440 West Bernardo Court, Suite 300
San Diego, CA 92127
Telephone: 619/674-6600


Stockholder #1 Signature__________________________________________________

Print or Type Name________________________________________________________

Stockholder #2 Signature__________________________________________________

Print or Type Name________________________________________________________

Number of Shares__________________________________________________________

All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 6,517,575 shares of Space Systems International's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Space Systems International.

If  Space  Systems  International   stockholders  do  not  wish  to  give  their
stockholders consent to vote for the merger, they may do nothing.

Remember, however, that Space Systems International stockholders must comply with the appropriate provisions of Delaware law to exercise dissenters rights. These rights are summarized in the prospectus. The relevant Delaware statute is attached as an appendix to the prospectus

SUMMARY

This summary provides a brief overview of the key aspects of this offering.

The merger agreement is filed as an exhibit to and is incorporated by reference into this registration statement. Accordingly, the prospectus incorporates important business and financial information about the transaction that is not included in or delivered with the prospectus. This information is available without charge to security holders upon written or oral request, as follows:

John M. Papazian,
Chairman and President
Space Systems International Corporation
11440 West Bernardo Court, Suite 300
San Diego, CA 92127
Telephone: 619/674-6600

To obtain timely delivery, security holders must request the information no later than five business days before the date they must make their investment decision. This date is no more than 5 days after the date of this prospectus.

The Parties to the Merger

First Enterprise Service Group, Inc.
2503 W. Gardner Ct.
Tampa, FL  33611
Telephone:  813/831-9348

First Enterprise Service Group was organized as a corporation under the laws of the state of Florida in April 1999. First Enterprise is a private company with no assets or operations originally formed to acquire a private company such as Space Systems International that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Space Systems International goal was to go public through that process and only through that process, a decision it had made before it contacted First Enterprise.

In assisting Space Systems International to reach this goal, First Enterprise had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by Space Systems International. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of Space Systems International and the NASD, First Enterprise considered the following:

o The board of Space Systems International has the legal right under Delaware state law to require that the transaction be structured as a reverse merger with a shell.

o Space Systems International could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Delaware state law in making a business judgment has made its decision concerning the method Space Systems International will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Space Systems International to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies Space Systems International's requirement concerning the way Space Systems International will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Space Systems International's ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

First Enterprise Service Group has never offered or sold any securities in either a registered or unregistered transaction except for issuing shares to its founding stockholders upon its formation.

First Enterprise Service Group is not currently a company which is listed for trading on the over-the-counter Bulletin Board. Before securing approval of an application to be listed on the over-the-counter Bulletin Board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over-the-counter Bulletin Board for the surviving company.

Space Systems International Corporation
11440 West Bernardo Court, Suite 300
San Diego, CA 92127
Telephone: 619/674-6600

Space Systems International was incorporated in Delaware in 1998. Space Systems International markets remote sensing and telecommunications systems, products and services.

Neither Space Systems International nor First Enterprise Service Group has paid any dividends.

Merger Matters

o The boards of directors of First Enterprise Service Group and Space Systems International recommend approving the merger.

o The boards of directors of First Enterprise Service Group and Space Systems International each believe that the merger is fair and in the best interest of their stockholders.

o The board of directors of Space Systems International has not obtained an opinion from an independent advisor that the First Enterprise Service Group shares to be received by Space Systems International stockholders is fair from a financial point of view to Space Systems International stockholders.

o The merger will not be closed unless the following conditions are met or waived:

    o No material adverse change has occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of either company

    o   This registration statement is effective under the Securities Act.

    o The merger qualifies as a tax-free reorganization under Section 368 of the code.

    o No litigation seeking to enjoin the merger or to obtain damages is be pending or threatened.

             o   Holders  of less  than  10% of the outstanding  shares of Space
                 Systems   International's   common  stock   are   entitled   to
                 dissenters' rights.

o  The merger agreement may be terminated as follows:

    o If the closing has not occurred by any date as mutually agreed upon by the parties, any of the parties may terminate at any time after that date by giving written notice of termination to the other parties. No party may terminate if it has willfully or materially breached any of the terms and conditions of the agreement.

    o   Prior to the mutually agreed closing date, either party may terminate

        o  Following the insolvency or bankruptcy of the other.
        o If any one or more of the conditions to closing is not capable of fulfillment.

o This prospectus is being used to solicit written consents of Space Systems International stockholders.

    o All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 6,898,852 shares of Space Systems International's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Space Systems International.

o There are 13,797,703 shares of Space Systems International common stock outstanding as of the date this prospectus is being sent to its stockholders. Each of its stockholders is entitled to one vote for each share of common stock held.

     o    A majority vote of the common stockholders is required  to approve the
          merger.  If this class  doesn't  give a   majority consent, the merger
          will not close.

     o Written consents will be counted by the board of Space Systems International. If a Space Systems International shareholder does not return a written consent, the shareholder's shares will not count as a vote or be used in determining whether consents from Space Systems International stockholders owning the more than 50% of its issued and outstanding common stock necessary to approve the merger have been received.

Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger

All of First Enterprise Service Group's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Stockholders owning all of First Enterprise Service Group's common stock have executed a written consent voting to approve the merger. No further consent of any of the stockholders of First Enterprise Service Group is necessary to approve the merger under the laws of the state of Delaware.

Approximately 34.68% of Space Systems International's common shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Assuming consents are secured from stockholders owning more than 50% of the stock of Space Systems International, stockholders who did not consent to the merger will, by otherwise complying with Delaware corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this prospectus. Based upon the ownership of more than 50% of Space Systems International common stock by officers, directors and affiliates, it appears that a favorable vote is assured.

Regulatory approval required

Neither First Enterprise Service Group nor Space Systems International is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Delaware.

Dissenters' rights

Dissenters' rights of appraisal exist. In general, under Delaware law, any shareholder who does not give consent for the merger and files a written demand for appraisal with Space Systems International within 20 days after receiving notice will be paid the fair market value of the shares on the date of the closing of the merger, as determined by the board of directors of Space Systems International. If you wish to exercise these rights, you must not consent in writing or otherwise vote in favor of the merger, must file a written demand within the prescribed time period, and follow other procedures. These rights and the way you exercise them are discussed in greater detail beginning on page __.

Federal income tax consequences Williams Law Group, P.A. has issued an opinion that neither Space Systems International nor its stockholders will recognize gain or loss for federal income tax purposes as a result of the merger. Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

The tax aspects of this transaction are discussed further on page ___.

First Enterprise Service Group Selected Historical Financial Information

Selected Financial Data

                             September 30, 2000        December 31, 1999
                                (unauidited)
Total assets                     $      0               $         0
Total liabilities                       0                         0
Equity                                  0                         0
Income                             50,000                         0
Expenses                          53, 750                     3,079
Net loss                           (3,750)                   (3,079)
Net loss per share                      0                         0


The  following  selected  historical  financial  information  of  Space  Systems
International and First Enterprise Service Group has been derived from their respective historical financial statements, and should be read in conjunction with the financial statements and the notes, which are included in this information statement for stockholders of Space Systems International prospectus.

      SPACE SYSTEMS INTERNATIONAL SELECTED HISTORICAL FINANCIAL INFORMATION



The following selected financial information should be read in conjunction with the Space Systmes International audited financial statements for the years ended February 28, 1999 and February 29, 2000 included elsewhere in the registration statement and Management's Discussion and Analysis of Financial
Condition and Results of Operations. The historical selected financial information for the nine months ended November 30, 1999 and 2000 are derived from and should be read in conjunction with the Space Systems International unaudited financial statements included elsewhere in the registration statement. The unaudited financial statements, in our opinion, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for the periods presented. The results of operations for the nine months ended November 30, 2000 are not necessarily indicative of results to be expected for the full year.

                                      Years ended
                                      February 28,   February 29,     Nine months ended November 30,
                                         1999           2000              1999                2000
                                                                        (Unaudited)        (Unaudited)

Statement of operations data:
  Revenues                               $58,526         $897,321         $758,226           $364,162
  Cost of revenue                         10,341          560,161          421,137            278,487
  Gross margin                            48,185          337,160          337,149             85,575
  Operating expenses                     501,153        1,750,001          430,229            214,110
  Interest expense                         2,097           26,493           22,639              5,168
  Net loss                             $(455,065)     $(1,439,334)       $(115,717)          $134,503
  Basic and diluted
    net loss per share                    $(0.05)         $ (0.13)          $(0.01)             $0.01
  Shares  used to compute
    basic and diluted net loss         9,464,417       11,028,067       10,300,150         13,173,227
    per share

     The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue. The results of operations data for the nine months ended November 30, 2000 are not necessarily indicative of the results to be expected for the full year or future periods.

                                   Years Ended
                                   February 28,      February 29,     Nine months ended November 30,
                                     1999              2000               1999                  2000
                                                                        (Unaudited)        (Unaudited)
Statement of operations data
  Revenues                          100.0%             100.0%             100.0%             100.0%
  Cost of revenue                    17.7%              62.4%              55.5%                76%
  Gross margin                       82.3%              37.6%              44.5%              23.5%
  Operating expenses                856.3%             195.0%              56.7%               5.9%
  Interest expense                    3.6%               3.0%               3.0%                 1%
  Net income (loss)                (777.5%)           (160.4%)            (15.2%)              36.%


FIRST ENTERPRISE SERVICE GROUP SELECTED HISTORICAL FINANCIAL DATA


The following information concerning our financial position and operations is as of and for the year ended December 31, 1999 and the period ended September 30, 2000.



                        September 30, 2000 (unaudited)       December 31, 1999


Total assets               $       0                            $      0
Total liabilities                  0                                   0
Equity                             0                                   0
Income                        50,000                                   0
Expenses                      50,000                                  79
Net loss                           0                                 (79)
Net loss per share                 0                                   0

       UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF SPACE SYSTEMS
                INTERNATIONAL AND FIRST ENTERPRISE SERVICE GROUP

The following statements represent a combination of the balance sheets and statements of operations of Space Systems International Corporation and First Enterprise Services Group, Inc. assuming the merger, as discussed in this registration statement, occurred on April 6, 1999 (inception of First Enterprise Service Group, Inc.).


                SPACE SYSTEMS INTERNATIONAL CORPORATION AND FIRST
                          ENTERPRISE SERVICE GROUP INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               February 29, 2000
                                                  First
                            Space Systems         Enterprise
                            International Corp.   Service Group Inc.                       Pro Forma
                            February 29,          December 31,          Pro Forma          February 29,
                                2000                  1999              Adjustments           2000
                            (Unaudited)            (Unaudited)          (Unaudited)        (Unaudited)

Current assets:
Cash                          $37,193                 $-                   $-                $37,193
Accounts receivable            87,548                  -                    -                 87,548
Common stock
subscriptions receivable       56,000                  -                    -                 56,000
Prepaid expenses                   -                   -                    -                     -
Deferred consulting
expenses                      500,712                  -                    -                500,712


   Total current assets       681,453                  -                    -                681,453


Fixed assets:
  Furniture and equipment,
  net of accumulated
  depreciation
  of $3,692                    2,397                   -                    -                 2,397

Other noncurrent assets          397                   -                    -                   397

Total assets                $684,247                  $-                   $-              $684,247

 Current liabilities:
  Accounts payable and
   accrued liabilities      $264,490                  $-                   $-              $264,490
  Notes payable               44,079                   -                    -                44,079
  Deferred revenue            34,700                   -                    -                34,700

Total current liabilities    343,269                   -                    -               343,269


Commitments and contingencies


Shareholders' equity (deficit):
  Preferred stock               712                    -                    -                  712

  Common stock                1,404                    79                   -                1,483

  Contributed and
   paid in capital        2,418,499                    -                    -            2,418,499


  Common stock
   subscriptions
   receivables              (50,000)                   -                    -              (50,000)

  Accumulated deficit    (2,029,637)               (3,079)                  -           (2,032,716)


  Total shareholders'
   equity (deficit)         340,978                    -                    -               340,978


  Total liabilities and
   shareholders' equity    $684,247                   $-                   $-              $684,247

SPACE SYSTEMS INTERNATIONAL CORPORATION AND FIRST ENTERPRISE SERVICE GROUP INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended February 29, 2000


                                                    First
                           Space Systems            Enterprise
                           International Corp.      Service Group Inc.
                           For the year             For the period                           Pro Forma
                           ended                    April 6, 1999 to       Pro Forma         Combined
                           February 29, 2000        December 31, 1999      Adjustments       February 29, 2000
                             (Audited)               (Audited)            (Unaudited)         (Unaudited)

Revenues                      $897,321                     $-                    $-              $897,321
Cost of revenues               560,161                      -                                     560,161
Gross margin                   337,160                      -                     -               337,160
Operating expenses           1,750,001                  3,079                     -             1,753,080
Interest expense                26,493                      -                     -                26,493

Net gain (loss)            $(1,439,334)               $(3,079)                    $-          $(1,442,413)

Basic net income
per share                       $(0.13)                $(0.00)

                                                                                                  $(0.12)

Shares used to compute
  basic net income per
  share                     11,028,067               3,000,000             (2,237,447)        11,790,620

 SPACE SYSTEMS INTERNATIONAL CORPORATION AND FIRST ENTERPRISE SERVICE GROUP INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 November 30, 2000


                                                                   First
                                        Space Systems            Enterprise
                                       International Corp.     Service Group Inc.                    Pro Forma
                                         November 30,             September 30,      Pro Forma      November 30,
                                           2000                     2000            Adjustments       2000
                                        (Unaudited)              (Unaudited)          (Unaudited)    (Unaudited)

Current assets:
  Cash                                     $36,655                   $-                  $-          $36,655
  Accounts receivable                        8,900                    -                   -            8,900
  Common stock subscriptions receivable          -                    -                   -                -
  Prepaid expenses                               -                    -                   -                -
  Deferred consulting expenses             500,712                    -                   -          500,712

Total current assets                       546,267                    -                   -          546,267


Fixed assets:
  Furniture and equipment, net of
   accumulated depreciation
   of $3,892                                2,397                      -                   -           2,397
  Other noncurrent assets                     397                      -                   -             397

    Total assets                          $549,061                    $-                  $-        $549,061

Current liabilities:
  Accounts payable and
   accrued liabilities                    $288,921                    $-                  $-        $288,921

  Notes payable                             53,665                     -                   -          53,665
  Deferred revenue                               -                     -                   -               -
  Total current liabilities                342,586                     -                   -         342,586

                                                 17


Commitments and contingencies

Shareholders' equity (deficit):
  Preferred stock                              712                       -                  -             712

  Common stock                               1,404                      79                  -           1,483

  Contributed and paid in capital        2,418,499                   6,750                  -       2,425,249

  Common stock subscriptions receivables   (50,000)                      -                  -         (50,000)

  Accumulated deficit                   (2,164,140)                 (6,829)                 -      (2,170,969)


  Total shareholders' equity               276,475                       -                  -         276,475


  Total liabilities and
   shareholders' equity                   $549,061                       $-                 $-       $549,061

 SPACE SYSTEMS INTERNATIONAL CORPORATION AND FIRST ENTERPRISE SERVICE GROUP INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       For nine months ended November 30, 2000

                                                             First
                                Space Systems              Enterprise
                                International Corp.     Service Group Inc.
                                For the 9 months        For the 9 months                         Pro Forma
                                    ended                    ended              Pro Forma        Combined
                                November 30, 2000       September 30, 2000     Adjustments     November 30, 2000
                                 (Unaudited)               (Unaudited)         (Unaudited)       (Unaudited)

Revenues                             $364,062              $50,000               $-                 $414,062
Cost of revenues                      278,487                  -                  -                  278,487
Gross margin                           85,575               50,000                -                  135,575
Operating expenses                    214,910               53,750                -                  268,660
Interest expense                        5,168                  -                  -                    5,168

Net gain (loss)                     $(134,503)            $(3,750)               $-                $(138,253)

Basic net income per share            $ (0.01)            $    (0)                                 $   (0.01)

Shares used to compute basic net
    income per share               13,173,227           3,000,000             2,237,447             13,935,780


NOTE TO UNAUDITED PROFORMA FINANCIAL STATEMENTS OF SPACE SYSTEMS INTERNATIONAL CORPORATION AND FIRST ENTERPRISE SERVICE GROUP, INC.

Basic loss per share is based on the weighted average number of shares which would have been outstanding given the effect of the merger transaction described in this registration statement.



RISK FACTORS

Because Space Systems International has experienced losses, including a loss of $1,439,334 for the year ended February 28, 2000 and Space Systems International expects its expenses to increase, Space Systems International may not be able to achieve profitability.

Almost since its inception, Space Systems International has incurred losses. As of the end of its last fiscal year, Space Systems International had an accumulated deficit of $2,029,637. Space Systems International expects to continue to incur losses until it is able to significantly increase revenues from sales of its remote sensing and telecommunications systems, products and services. Space Systems International's operating expenses are expected to continue to increase significantly in connection with its proposed expanded activities, particularly with regard to more aggressive marketing. To a large extent these expenses are fixed. At the same time, Space Systems International cannot be certain that it will be able to accurately predict its revenues, particularly in light of the general uncertainty and intense competition for the sale of remote sensing and telecommunications systems, and Space Systems
International's limited operating history. Accordingly, Space Systems International's future profitability will depend on its ability to increase its revenues while controlling costs. Space Systems International may never become or remain profitable.

Space Systems International needs to obtain at least $1,200,000 in additional sales or financing, or both, in the next 12 months or it will not be able to remain a going concern, in which case Space Systems International stockholders stock will probably have no value.

Space Systems International's independent certified public accountants have pointed out that Space Systems International has an accumulated deficit and negative working capital such that Space Systems International's ability to continue as a going concern is dependent upon obtaining additional capital and financing for its planned operations.

If Space Systems International does not secure this additional $1,200,000 revenue or financing in the next 12 months, then Space Systems International stockholders will probably lose Space Systems International stockholders entire investment. Space Systems International has no commitment from any source to provide any financing. If Space Systems International does not generate the required amount in sales revenues, Space Systems International might not be able to secure these necessary funds from a financing transaction.

Space Systems International must retain and recruit key personnel. If it doesn't its business could suffer because Space Systems International's revenues may be reduced if it cannot recruit or loses these key employees.

Space Systems International's business is dependent on the services of Messrs Papazian, Appel and Daly. None of Space Systems International's management personnel or employees have employment contracts, nor does it carry any key person insurance on any of Space Systems International's management personnel or employees. The loss of any of its senior management or other key technical, customer support, revenues and marketing personnel, particularly if lost to competitors, could harm its business.

Space Systems International's success also depends upon its ability to attract and retain highly skilled management and other personnel. Competition for highly skilled employees with technical, management, marketing, and other specialized training is intense and Space Systems International may not be successful in attracting and retaining these kinds of personnel. In addition, it may experience increased costs in order to attract and retain skilled employees.

Space  Systems   International's   management  has   significant   control  over
stockholder matters, which may impact the ability of minority stockholders to influence Space Systems International's activities.

Space Systems International's officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to its certificate of incorporation and approval of significant corporate transactions. These persons will beneficially own, in the aggregate, approximately 34.68% of Space Systems International's outstanding common stock. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Space Systems International that might be beneficial to other stockholders.

The price of Space Systems International's stock may fall if, after the merger, Space Systems International's insiders sell a large number of their shares. It may also fall if non-insiders sell their shares as well. This could reduce the price for which Space Systems International's stockholders may be able to sell their shares.


A sale of shares by existing Space Systems International security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of its common stock in any market that might develop after the merger.

o After the merger, approximately 40 stockholders not listed in the Space Systems International Principal Shareholder Table will own an aggregate of 4,445,000 non-restricted shares of the total 14,797,703 shares outstanding. There will be no restrictions on resale of these shares after the merger.

o        The 762,553  shares retained by  First  Enterprise stockholders will be
         registered  for  resale  and   also   may  be  sold   immediately  upon
         effectiveness of the registration statement.

o        An additional 1,000,000 shares are issuable upon the completion  of the
         merger. These, plus the remaining shares   may also be sold, subject to
         resale restrictions imposed under Rule 144.

Rule 144 generally provides that a person owning shares subject to the Rule who has satisfied or is not subject to a one year holding period for the restricted securities may sell, within any three month period, provided it is current in its reporting obligations under the Exchange Act, subject to certain manner of resale provisions, an amount of restricted securities which does not exceed 1% of a company's outstanding common stock.


If Space Systems International's stock trades on the bulletin board after the merger, it may be subject to penny stock rules. This may make it more difficult for you to sell your shares.

Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. These requirements may have the effect of reducing the level of trading activity in Space Systems International's stock after the merger if trading commences.

                                        21
Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

It is anticipated that Space Systems International's stock will trade on the over-the-counter bulletin board after the merger. Because the bulletin board does not operate under the same rules and standards as the Nasdaq stock market, stockholders of Space Systems International may have greater difficulty in selling their shares when they want and for the price they want.

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the over-the-counter bulletin board. The SEC's order handling rules, which apply to Nasdaq-listed securities don't' apply to securities quoted on the bulletin board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the over-the-counter bulletin board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. This may inhibit the ability of stockholders of Space Systems International to sell their shares when they want, how they want and for the price they want.

Investors may have greater difficulty in getting orders filled because it is anticipated that Space Systems International's stock will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Space Systems International may find it more expensive and time consuming to raise funds in a public offering after the merger closes. This could result in greater difficulty in raising funds if needed for operations or future growth.23

A company whose shares are traded on the bulletin board is generally not eligible to use short-form registration statements on Form S-3. Having to utilize another form to register its securities may increase the time, cost and difficulty of raising funds in the future.

MERGER APPROVALS

In October, 1999, Michael T. Williams as the sole member of the board of directors of First Enterprise Service Group approved the merger proposal. The majority of First Enterprise's stockholders proved the merger proposal on the same date.

In October, 1999, the board of directors of Space Systems International unanimously approved the merger proposal. No consents will be solicited or accepted until after the effective date of this prospectus. Based upon the ownership of more than 50% of Space Systems International common stock by officers, directors and affiliates, it appears that a favorable vote is assured.


MERGER TRANSACTION

The merger agreement provides that each outstanding share of Space Systems International common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of First Enterprise Service Group common stock. Each share of preferred stock will also be exchanged for one share of preferred stock. In addition, options with the same conditions as currently outstanding Space Systems International options will be issued by First Enterprise Service Group to current Space Systems International option holders. When the merger closes, First Enterprise Service Group will change its name to Space Systems International and will be the surviving corporation.

The following table contains comparative share information for stockholders of Space Systems International and First Enterprise Service Group immediately after the closing of the merger.

          ----------------- -------------------------------- ------------------------------- --------------------
                            The former stockholders of       The current stockholders of     Total
                            Space Systems International *    First Enterprise Service
                                                             Group
          ----------------- -------------------------------- ------------------------------- --------------------
          ----------------- -------------------------------- ------------------------------- --------------------
          Number            13,035,150                       762,553                         13,797,703
          ----------------- -------------------------------- ------------------------------- --------------------
          ----------------- -------------------------------- ------------------------------- --------------------
          Percentage        94.47%                           5.53%                           100%
          ----------------- -------------------------------- ------------------------------- --------------------

*Assumes no conversion of 7,120,720 shares of Class A preferred stock, no issuance of 1,000,000 shares which are issuable upon the completion of this merger, and no exercise of options to acquire an additional 3,500,000 shares of Space Systems International common stock.

The agreement provides that at the closing of the merger, First Enterprise Service Group will elect new officers and a new board of directors to consist of the current officers and current directors of Space Systems International. Prior to the merger, it will change its state of incorporation, articles and bylaws to be the same as those of Space Systems International.

The agreement provides that Space Systems International's stockholders who vote against the merger are entitled to dissenters' rights with respect to the proposed receipt of shares of First Enterprise Service Group's name common stock as set forth in your state's law. The agreement also provides for the payment to First Enterprise Service Group of a merger fee in the amount of $75,000.

None of the shares of First Enterprise Service Group common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of the shares of First Enterprise Service Group will be outstanding capital stock of First Enterprise Service Group after the closing of the merger.

The merger will be consummated promptly after this prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Delaware. Thereafter, Space Systems International will cease to exist and First Enterprise Service Group will be the surviving corporation in the merger.

Effect on outstanding Space Systems International's options

At the closing of the merger, First Enterprise Service Group will assume all Space Systems International's options outstanding immediately prior to the closing of the merger. In accordance with their terms, each of Space Systems International's options will become the right to acquire, on the same terms and conditions as were applicable to the Space Systems International's options outstanding as of the closing of the merger, that number of shares of First Enterprise Service Group's common stock to which the holder of the Space Systems International's options would have been entitled to receive in the merger had the Space Systems International's options been exercised in full prior to the closing of the merger. Following the merger, an aggregate of 3,500,000 shares of First Enterprise Service Group's common stock will be issuable upon the exercise of Space Systems International's options. These shares are not being registered in this registration statement and can only be exercised pursuant to an exemption under section 4(2) of the 1933 Act and related Regulation D.

Effect on outstanding Space Systems International's Class A preferred stock

At the closing of the merger, First Enterprise Service Group will issue on a one share for one share basis Class A preferred stock for all Space Systems International's Class A preferred stock outstanding immediately prior to the closing of the merger. First Enterprise's and Space Systems International's Class A preferred stock will become the right to acquire, on the same terms and conditions as were applicable to the Space Systems International's Class A preferred stock have the same rights and preferences. Following the merger, an aggregate of 7,120,720 shares of First Enterprise Service Group's common stock will be issuable upon the conversion of what was previously Space Systems International's Class A preferred stock. The conversion of these shares is exempt from registration under section 3(a)9 of the 1933 Act.

Bulletin board listing

First Enterprise Service Group will be subject to the reporting requirements of the Securities Exchange Act of 1934 in the calendar year in which the merger closes because it filed this registration statement. It intends to continue to be subject to those requirement in subsequent years by filing before the effective date of this registration statement a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

Upon closing of the merger, First Enterprise Service Group's name will seek to become listed on the over-the-counter bulletin board under the symbol "SPSI." If and when listed, the Space Systems International's stockholders will hold shares of a publicly-traded Delaware corporation subject to compliance with the reporting requirements of the 1934 act.

As more fully described in the Risk Factors section, the bulletin board operates under different rules and in a manner different and generally less efficient and effective than Nasdaq.

Contacts between the Parties

In April, 1999, Mr. Kevin Lovely retained Williams Law Group, P.A. to form an acquisition corporation to secure an operating company to acquire. At Mr. Lovely's request, Mr. Williams agreed to serve as co-founder, president and director of the corporation. As co-founders, upon formation, Mr. Williams and Mr. Lovely were issued 1,000,000 shares each. In addition, upon formation, First Enterprise retained the services of Leonard Aernoff, Esq. as special counsel, and he too was issued 1,000,000 shares. Of the $75,000 merger fee to be paid to us by Space Systems International under the terms of the merger agreement, Mr. Lovely will receive $7,500 for his role as co-founder. First Enterprise agreed to pay Mr. Aernoff $10,000 for his legal services in assisting with the clearing of any possible comments on this registration statement received from the SEC staff. The remaining $57,500 will be paid to Williams Law Group for legal services in preparing this registration statement.

In April 1999, Jr. John M. Papazian, chairman, president, chief executive officer of Space Systems International contacted MGM Group to request assistance in going public through a reverse merger with an acquisition company in order that Space Systems International could become an SEC reporting company that would be listed on the bulletin board. MGM's primary business is providing accounting and accounting related services to clients as well as coordination with third-party providers of accounting and legal professional services. Although not rendering a formal fairness opinion, MGM has agreed to advise Space System International's board as to whether MGM believes the merger will accomplish Space Systems International's objectives. In addition, MGM will also be available to respond to any concerns or answer any questions the Space Systems International board might have during the acquisition process. Space Systems International will pay MGM a fee of $50,000 plus 400,000 shares of Space Systems International common stock for rendering these services. MGM is not advising any other businesses seeking to be acquired, and advising companies is not a primary aspect of its business. MGM and its affiliates are not affiliated in any way with First Enterprise and its affiliates and are not receiving any compensation from First Enterprise or its affiliates in connection with this transaction.

Principals of MGM knew that Mr. Aernoff was special counsel to various acquisition companies and asked if any of these companies would be interested in acquiring Space Systems International. They also knew that Space Systems International had already made a strategic decision to promise investors and existing shareholders investment liquidity through a reverse merger with a shell company that would become listed on the over the counter bulletin board.

Mr. Williams told MGM that his law firm, Williams Law Group, P.A., represented shell companies that could meet Space Systems International's requirements. He indicated that he was only acting as an attorney for the shell corporation and that neither he nor his firm would not be representing or advising Space Systems International in any way in or about the proposed transaction.

Mr. Williams indicated that his firm only represented shell companies that used a transaction structure that was different than most other reverse merger transactions Space Systems International might be considering. Mr. Williams explained that in his firm's opinion, a traditional reverse merger with a public shell involved companies that:

o At one time had assets or operations but had gone out of business and, thus, were only the "shell" of a former operating business. As such, in his firm's opinion, these shell companies were susceptible of having unknown liabilities, unknown shareholders and unknown shareholder rights, such as options or registration rights.
o Often times were "public" in that they were listed and trading at the time of the merger.
o Many times attempted to transfer free trading shares to shareholders of the private company in controlled transactions that were nonetheless purported to be exempt under Rule 144k.
o The promoters and their affiliates sometimes participated in post-merger promotion of the surviving company's stock. The promoters and their affiliates always maintained control of resale decisions concerning the shares they retained and often sold these shares in a way that was adverse to the interests of the formerly private company and its shareholders.

In contrast, Mr. Williams explained that the transaction structure utilized by companies represented by his law firm only involved shell companies that:

o Are new, not "used," companies. These companies were formed by Mr.Williams' law firm. These companies have never had any assets or operations. The only shareholders other than Mr. Williams were his co-counsel, his client, his family and family trust. As such, these companies were known by Mr. Williams' law firm to have no unknown liabilities, shareholders or shareholder rights.
o Do not become listed and trading until after the SEC has cleared a 1933 Act and 1934 Act registration statement covering stock to be issued in the merger and the merger closed.
o Issue to shareholders of private companies only fully registered shares under an the 1933 Act registration statement rather than transferring shares to these shareholders purportedly in reliance upon a resale exemption provided under Rule 144k.
o Do not involve a situation in which Mr. Williams, his law firm, his co-counsel, his client, his family and family trust have any involvement with the surviving company in the transaction after the merger is closed.

     o Mr. Williams and his family do not and will not participate in post-merger promotion of the surviving company's stock.
o Mr. Williams will resign his positions at the closing of the merger, and his law firm will also resign as counsel to the company at that time. They will not be involved with and will not provide legal or other representation or advice to the surviving company in any way after the merger closes.

     o Mr. Williams and his family do not exercise any control over the resale of their shares after the merger closes and the stock of the surviving company becomes listed for trading on the over the counter bulletin board. All the shares they retain are to be held at a large NASD member brokerage firm in an account over which the account executive - and not Mr. Williams and his family - will have full, final and complete control of all resale decisions.

Mr. Mark Caron is the registered representative and account executive at Raymond James and Associates, Tampa, Florida who will be making these resale decisions.

It is anticipated that the standards to be used will be the following:

o First and foremost, only legally tradable shares will be resold. We won't allow non-tradable shares to be resold. Raymond James'compliance department won't allow that to happen either.

o We will tell Mr. Caron from time-to-time to sell sufficient shares in the portfolio to net us a certain amount of dollars.

     o   Mr. Caron will review the portfolio.

     o   He will first determine which shares can be legally resold.28

         o For the eight registration statements currently on file, this would mean that there is available an up-to-date selling shareholder prospectus that meets the prospectus delivery requirements for the resale of these shares.

         o For the subsequent registration statements to be filed under our proposed alternative structure, he would have to make sure Rule 144 was available for resale.

o Of the shares of the various companies in the portfolio that can be legally resold, he will determine whether is there an adequate trading market for these shares to be able to resell them in a manner that will net the requested amount.

o Assuming that he can generate more than the requested amount by selling shares that meet these criteria, he will then determine which shares have the least potential for future appreciation.

     o  These are the shares that will be sold.

There are three caveats to this procedure.

o First, itmay well be that because of the burden imposed by the prospectus delivery requirement, the shares in the companies for which registration statements are currently on file may all be resold as promptly as the market will allow at what is at least a reasonable price, subject to any existing option or lock-up agreements. None of these agreements exist for their retained shares of Space Systems International.

o Second, in the interest of maintaining diversification of the portfolio or for similar reasons, he may also decide to sell shares of companies that he believes have a greater potential for appreciation than shares of other companies in the portfolio.

     o Third, Mr. Caron has the discretion to sell any legally tradable shares in the portfolio at any time, regardless of whether he has received a request for funds from Mr. Williams or his family.

Reasons for the Transaction Structure

First Enterprise, Inc., a Florida corporation, and Space Systems International, Inc., a Delaware corporation, have entered into a merger agreement. First Enterprise is a private company with no assets or operations originally formed to acquire a private company that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Space Systems International goal was to go public through that process and only through that process, a decision it had made before it contacted First Enterprise.

In assisting Space Systems International to reach this goal, First Enterprise had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by Space Systems International. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of Space Systems Intern29ational and the NASD, First Enterprise considered the following:

o The board of Space Systems International has the legal right under Delaware state law to require that the transaction be structured as a reverse merger with a shell.

o Space Systems International could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Delaware state law in making a business judgment has made its decision concerning the method Space Systems International will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Space Systems International to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies Space Systems International's requirement concerning the way Space Systems International will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Space Systems International's ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

         Factual Requirement

Space Systems International required that their going public transaction must involve a merger with a shell company. In order to meet this factual requirement, the transaction was structured to have Space Systems International acquired by First Enterprise in a reverse merger. A reverse merger is a transaction in which First Enterprise and not Space Systems International is the surviving company after the merger closes.

It is the board of Space Systems International, not some third party, that has the right, indeed the duty, under Delaware state law to make a determination as to which method of going public is in the best interest of Space Systems International and its stockholders. The board selected this process rather than another because it determined that this process has a very valid business purpose: In the minds of its potential investors, its shareholders and its management, this method of going public was well known, universally accepted and proven to be successful. This method would therefore enhance Space Systems International's ability to raise capital and provide its investors and shareholders with liquidity.

         Legal Requirement

Although this transaction structure meets Space Systems International's factual requirement, the merger itself does nothing to meet the NASD's legal requirement that Space Systems International must become subject to the provisions of section 15d of the 1934 Act to meet the listing requirement under NASD Rule 6530. According to the NASD's interpretation of the Rule, this requirement for listing is met by the filing of a 1933 Act registration statement.

NASD Rule 6530 limits quotations on the OTCBB to the securities of issuers that make current filings pursuant to Sections 13 and 15(d) of the 1934 Act. In "Eligibility Rule Q and A," January 21, 1999, posted on the over the counter
bulletin                    board                   website                   at
http://www.otcbb.com/news/EligibilityRule/eligruleq&a.stm   the  NASD  advised
companies that wanted to become listed on the over the counter bulletin board that

In order to be required to make filings pursuant to Section 13 or 15(d) of the Act, an issuer must register its class of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934. [emphasis added]

So clearly, a registration statement such as this filed under the 1933 Act meets the NASD's requirement for listing.

That same statement of the NASD also indicates that Space Systems International must be a mandatory, not a discretionary, reporting company. Under section 15d of the 1934 Act and related regulations and interpretations, that requirement is met for the year in which this registration statement is declared effective. However, there may some uncertainty as to the mandatory reporting status thereafter. Accordingly, to avoid any uncertainty in this area, First Enterprise will file a companion registration statement on Form 8-A, the form prescribed for discretionary registration of securities under section 12(g) of the 1934 Act. The filing of the companion registration statement on form 8-A will assure continued compliance with NASD Rule 6530 in the years after this registration statement is declared effective, so long as the surviving company remains current in its reporting requirements.

NASD Rule 6530 is not met by the merger. It is met by structuring the transaction to have the shares that are issued to Space Systems International's shareholders in the merger registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act on Form 8-A.

Although this transaction structure is utilized to meet Space Systems International's requirement of going public through a reverse merger with a shell company, this registration statement is not being filed because of that requirement. It is being filed because in order for Space Systems International to reach its goal of going public, the requirement imposed by the NASD has to be satisfied. This registration statement, and not the merger, is what meets that requirement.

Thus, by being acquired by First Enterprise in a transaction in which shares that are issued to Space Systems International's shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act, Space Systems International meets both the NASD legal requirement of going public - Rule 6530 - and its own factual requirement for the way it wants to go public - a reverse merger with a shell company.

Reasons for Recommending Approval of the Merger

Both the board of directors of First Enterprise and Space Systems International have recommended approving the merger. Neither of the boards of directors of First Enterprise or Space Systems International requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to First Enterprise and its shareholders or Space Systems International and its shareholders.

In considering the merger, the First Enterprise board took note of the fact that Space Systems International met its acquisition candidate profile in that it was a private company that had already determined to go public through merger with a shell when it first contacted First Enterprise. In addition, the board noted Space Systems International could produce audited financial statements and other information necessary for the filing of this registration statement and had agreed to pay the required merger fee to First Enterprise, Accordingly, the First Enterprise board determined that the merger proposal was fair to, and in the best interests of, First Enterprise and the First Enterprise's shareholders.

The board of Space Systems International also concluded that this transaction fully met Space Systems International's business objective in the manner the board deemed to be the most appropriate consistent with its business decision to go public through a process involving a reverse merger with a shell corporation.

The board noted the transaction structure proposed by Third Enterprise would meet its objective of going public because it involved a transaction in which shares that are issued to Space Systems International's shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act. As such, Space Systems International would be able to meet the NASD's legal requirement of going public using the method it desired.

The Space Systems International board recommended approving the merger because it concluded that the merger and its terms, including the merger fee to be paid to First Enterprise and the shares retained by shareholders of First Enterprise after the merger closed, were fair and in the best interests of Space Systems International's shareholders. The board recommended Space Systems International's shareholders approve the merger.

The board's conclusion and recommendation were based upon the following:

o Space Systems International did not consider other methods of going public to be appropriate. The board determined that a reverse merger with a shell was the only acceptable alternative because this process, in the minds of its potential investors, its shareholders and its management, was:

     o    Well known
     o    Universally accepted
     o    Proven to be successful

The board took note that the bulletin board might not be as efficient or effective as Nasdaq. The board also pointed out that Space Systems International didn't qualify for Nasdaq listing in any case.

The board noted that there would be increased expense because of the requirement to become and remain an SEC reporting company in order to secure and maintain the bulletin board listing. Nonetheless, the board felt in its best business judgment that recognizing and acting upon investor, shareholder and management requests and desires for liquidity as soon as possible was in the long-term best interest of Space Systems International and its business.

o The board investigated a number of individuals and entities who offered to assist Space Systems International in becoming a reporting, listed and trading company through a reverse merger. The board concluded that the transaction structure proposed by Third Enterprise had significant advantages over other types of reverse merger transaction structures. And it concluded that counsel to First Enterprise possessed a higher level of honesty, knowledge, experience and competence necessary for a successful transaction than it felt would be available through other alternatives.

o The merger fee and number of shares retained were reasonable, particularly in comparison to traditional shell reverse merger transactions. They were also reasonable in view of the knowledge and experience of the attorney for First Enterprise.

Having made these decisions, the board felt that to undertake this transaction in some other manner with some other company or individuals would be inconsistent with the decision the board in the proper exercise of the discretion it is allowed under the business judgment standards of Delaware law and the interests and desires of all the shareholders of Space Systems International.

Interests of Certain Persons in the Merger

Upon the closing of the merger, the current directors and executive officers of Space Systems International will become the directors and executive officers of the surviving corporation.

Of the $75,000 merger fee to be paid by Space Systems International under the terms of the merger agreement, Mr. Lovely will receive $7500 for his role as co-founder. First Enterprise agreed to pay Mr. Aernoff $10,000 for his legal services in assisting with the clearing of comments on this registration statement received from the SEC staff. The remaining $57,500 will be paid to Williams Law Group for legal services in preparing this registration statement. Mr. Williams, his family members and a family trust will retain 662,553 shares after to the closing of the merger. In addition, Mr. Lovely and Mr. Aernoff will each own 50,000 shares after to the closing of the merger. These shares will be registered for resale, as they cannot otherwise be resold under the provisions of a letter dated January 21, 2000 to Ken Worm, NASD Regulation Inc. from Richard K. Wulff, Chief, Office of Small Business. The value of these shares will depend upon whether, if ever, the owners can sell their shares and the prevailing market price of the shares at the time of such resales.

Material Federal Income Tax Consequences

The following discussion summarizes all the material federal income tax consequences of the merger. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the Space Systems International stockholders, as described below.

Williams Law Group has addressed this opinion to most of the typical stockholders of companies such as Space Systems International. However, some special categories of stockholders listed below will have special tax considerations that need to be addressed by their individual tax advisors:

o        Dealers in securities
o        Banks
o        Insurance companies
o        Foreign persons
o        Tax-exempt entities
o Taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction
o Taxpayers who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions

It also does not address the tax consequences of the merger under foreign, state or local tax laws.

Williams Law Group strongly urges Space Systems International stockholders to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

Neither First Enterprise Service Group nor Space Systems International has requested, or will request, a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the merger. The tax opinions will not be binding on the IRS or preclude the IRS from adopting a contrary position.

It is the opinion of Williams Law Group, P.A., counsel to First Enterprise Service Group, that the merger will constitute a reorganization under Section 368(a) of the code. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent the description relates to statements of law, it is correct in all material respects. The following tax consequences are implicit in the firm's opinion that the merger is a 368(a) reorganization. This discussion summarizes the tax opinion given by counsel.

As a result of the merger's qualifying as a reorganization, the following federal income tax consequences will, under currently applicable law, result:

o No gain or loss will be recognized for federal income tax purposes by the holders of Space Systems International common stock upon the receipt of First Enterprise Service Group common stock solely in exchange for
     Space Systems International common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

o The aggregate tax basis of the First Enterprise Service Group common stock received by Space Systems International stockholders in the merger will be the same as the aggregate tax basis of the Space Systems International common stock surrendered in merger.

o The holding period of the First Enterprise Service Group common stock received by each Space Systems International shareholder in the merger will include the period for which the Space Systems International common stock surrendered in merger was considered to be held, provided that the Space Systems International common stock so surrendered is held as a capital asset at the closing of the merger.

o A holder of Space Systems International common stock who exercises dissenters' rights for the Space Systems International common stock and receives a cash payment for the shares generally will recognize capital gain or loss, if the share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in the share and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code or does not have the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code.

o Neither First Enterprise Service Group nor Space Systems International will recognize gain solely as a result of the merger.

o There is a continuity of interest for IRS purposes with respect to the business of Space Systems International. This opinion is based upon IRS ruling guidelines that require eighty percent continuity, although the guidelines do not purport to represent the applicable substantive law.

A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Space Systems International would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between

     o the sum of the fair market value, as of the closing of the merger, of the First Enterprise Service Group common stock issued in the merger plus the amount of the liabilities of Space Systems International assumed by First Enterprise Service Group

          and

     o  Space Systems International's basis in the assets

o Space Systems International stockholders would recognize gain or loss with respect to each share of Space Systems International common stock surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the closing of the merger, of the First Enterprise Service Group common stock received in merger therefore.

In this event, a shareholder's aggregate basis in the First Enterprise Service Group common stock so received would equal its fair market value and the shareholder's holding period for this stock would begin the day after the merger is consummated.

Even if the merger qualifies as a reorganization, a recipient of First Enterprise Service Group common stock would recognize income to the extent if, among other reasons any shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Space Systems International common stock surrendered. Generally, income is taxable as ordinary income upon receipt. In addition, to the extent that Space Systems International stockholders were treated as receiving, directly or indirectly, consideration other than First Enterprise Service Group common stock in merger for Space Systems International's shareholder's common stock, gain or loss would have to be recognized.

This discussion does not address the tax consequences of the merger to holders of Space Systems International warrants and options, who, as a result of the merger, will receive First Enterprise Service Group warrants and options. Holders of the securities should consult their tax advisors with respect to the tax consequences.

Exclusivity

Until either the merger agreement is terminated or the merger closed, Space Systems International has agreed not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business of Space Systems International or the shares of capital stock of Space Systems International.

Similarly, until either the merger agreement is terminated or the merger closed, First Enterprise Service Group has agreed not to make any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business or the shares of capital stock of any other company.

Termination

The merger will not be closed unless the following conditions are met or waived:

o No material adverse change has occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of either company

o    This registration statement is effective under the Securities Act.

o The merger qualifies as a tax-free reorganization nder Section 368 of the code.

o No litigation seeking to enjoin the merger or to obtain damages is be pending or threatened.

      o Holders of less than 10% of the outstanding shares of Space Systems International's common stock are entitled to dissenters' rights.

The merger agreement may be terminated as follows:

o If the closing has not occurred by any date as mutually agreed upon by the parties, any of the parties may terminate at any time after that date by giving written notice of termination to the other parties. No party may terminate if it has willfully or materially breached any of the terms and conditions of the agreement.

o    Prior to the mutually agreed closing date, either party may terminate

     o  Following the insolvency or bankruptcy of the other.
     o If any one or more of the conditions to closing is not capable of fulfillment.

As First Enterprise Service Group goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of First Enterprise Service Group. If this occurs or if Space Systems International cancels the agreement after paying the first installment of the merger fee, all fees previously received by First Enterprise Service Group will be retained.

Dissenters' Rights

The following summary of dissenters' rights under Delaware law is qualified in its entirety by reference to section 262, Delaware General Corporation Law. However, the summary does contain all material information in section 262.

The procedures set forth in section 262 must be strictly complied with. Failure to follow any the procedures will result in a termination or waiver of appraisal rights under section 262.

Under Section 262 of the Delaware General Corporation Law, any stockholder of Space Systems International who does not vote his or her shares in favor of adoption and approval of the merger may assert appraisal rights and elect to have the fair value of the shares of Space Systems International common stock determined and paid to the stockholder, provided that the stockholder complies with the requirements of section 262, summarized below.

Any stockholder entitled to vote on the merger who desires that Space Systems International purchase shares of Space Systems International common stock held by the stockholder must not vote in favor of adoption and approval of the merger. Shares of Space Systems International common stock voted in favor of adoption and approval of the merger will be disqualified as dissenting shares.

Stockholders whose shares are not voted in favor of adoption and approval of the merger and who, in all other respects, follow the procedures specified in section 262 will be entitled to have their Space Systems International common stock appraised by the Delaware Court of Chancery and to receive payment of the fair value of the shares, excluding any element of value arising from the accomplishment or expectation of the merger, as determined by the Court.

Under section 262, an Space Systems International stockholder may exercise appraisal rights as follows:

o Within ten days after the merger, Space Systems International will notify each stockholder entitled to appraisal rights of the approval of the merger and that appraisal rights are available.

o Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving corporation the appraisal of the holder's shares.

o The written demand for appraisal must be made by or for the holder of record of shares of Space Systems International common stock.

o Within 120 days after the closing of the merger, Space Systems International or any stockholder who has satisfied these conditions may file a petition in the court demanding a determination of the value of the shares held by all stockholders entitled to appraisal rights. If no the petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares.

o At a hearing, a court will determine whether the stockholder is entitled to appraisal rights. Then, the court will determine the fair value of the shares.

It is a condition to Space Systems International's obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of Space Systems International's common stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10%, of the outstanding shares of Space Systems International's common stock, and, as a consequence more than 10% of the stockholders of Space Systems International become entitled to exercise dissenters' rights, then Space Systems International will not be obligated to consummate the merger.

First Enterprise Service Group has filed copies of these statutes as an appendix to the registration statement.

Accounting Treatment

For accounting purposes, the merger will be treated 38as a reorganization by Space Systems International.

Merger Procedures

Unless otherwise designated by a Space Systems International shareholder on the transmittal letter, certificates representing shares of First Enterprise Service Group common stock issued to Space Systems International stockholders will be issued and delivered to the tendering Space Systems International shareholder at the address on record with Space Systems International . In the event of a transfer of ownership of shares of Space Systems International common stock represented by certificates that are not registered in the transfer records of Space Systems International , the shares may be issued to a transferee if the certificates are delivered to the transfer agent, accompanied by all documents required to evidence the transfer and by evidence satisfactory to the transfer agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming the certificates to be lost, mislaid or destroyed. o The bond, security or indemnity as the surviving corporation and the transfer agent may reasonably require.
o Any other documents necessary to evidence and effect the bona fide merger, the transfer agent shall issue to holder the shares into which the shares represented by the lost, stolen, mislaid or destroyed.
o    Certificates have been converted.

Neither First Enterprise Service Group, Space Systems International, or the transfer agent is liable to a holder of Space Systems International's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the Space Systems International's stockholders constitutes ratification of the appointment of the transfer agent.

After the closing of the merger, holders of certificates will have no rights with respect to the shares of Space Systems International common stock represented thereby other than the right to surrender the certificates and receive in merger the shares of First Enterprise Service Group common stock to which the holders are entitled.


 SPACE SYSTEMS INTERNATIONAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

Space Systems International started as a systems integrator, and a sales/marketing organization that specializes in telecommunications and remote sensing technology, products and services. Its focus since January, 2000 has been in integrating and deploying last mile telecommunications solutions for cellular and Internet service providers . Space Systems International has been primarily a service-oriented company, and management intends to grow the scope of Space Systems International in the future by investing in high technology product development in order to add value to Space Systems International and its stockholders.

Space Systems International's new thrust will be to support companies that have enabling technology to bring to the marketplace. Space System International provides incubating services for early stage companies by participating in their business development, technical management, product/network design, product & project management and marketing/sales activities. The key is bringing thetechnology to the marketplace consistent with the window of opportunity. A well thought out, structured approach must be applied in order to increase the potential for success. This is the value Space Systems International adds in addition to its international marketing and sales expertise.

The strategy is to:

o     Form alliances with both startups and well established companies
o Commercialize proprietary technology based on operational, pre-production prototypes
o Spin off new companies based on the alliances where Space Systems International gains an equity position in the new organization and revenue flow from the proprietary technologies
o Market and support in the field the resulting services and technologies to specific high-valued markets.

Space Systems International's management plans to generate revenue through the following:

o     Wireless  network  deployment and  technical support/maintenance  services
o     Professional  services  -  business  development/marketing, management and
      technical  consulting  for  the  incubation   of  technology  and  network
      solutions
o     Royalties/licensing  of proprietary technology and software modules
o     Technology transfer fees to regional  operations
o Recurring revenues through an eCommerce model. Receive a percentage of each transactions or subscription fee offered to customers.
o     Networking infrastructure and computing hardware sales
o     Networking infrastructure and computing software sales
o     Software maintenance fees

Space Systems International's long range strategic plan includes growing Space Systems International's bottomline through acquisitions and mergers. Management intends to acquire companies that have synergistic goals , products and services, and a positive cash flow. Space Systems International has a number of synergistic technology companies under consideration for an alliance or acquisition, however it has no formal or informal agreements to acquire any other company.

Its current projects and product development efforts plus their contract status are listed below:

o Space Systems International Affiliate, Moscow - Provides logistics, technical management, network design/deployment and sales marketing support in Russia/CIS region for:
o   Qualcomm/Ericsson  CDMA cellular  infrastructure.  - Contracts in place
o   Lucent  cellular  infrastructure  - Frame  agreement  signed
o   ViaSat satellite ground  equipment.  - Distribution  agreement signed
o Metrosvyaz, an international service provider40, which is a partnership between Qualcomm and Tiller, a company located in the UK-based. - Contract in place
o Regional Telcos - Have relationships and provide technical support for wireless operators in several regions of Russia - Moscow, St. Petersburg, Saratov, Orenburg, Chelyabinsk, Rostov, Krasnodar and Kazan. - Frame agreements signed with Moscow, Chelyabinsk and Krasnodar telcos.
o WebViews - Space Systems International is private-labeling the WebViews product from Toronto, which is a service for the localizing Websites of international companies by translating the text and images using automated techniques. Marketing Alliance agreement signed. Valued added reseller agreement in process.
o Content Delivery Infrastructure - In San Diego, developing proprietary Internet content delivery technology through a partnership with Raga Technologies (Raga), Inter Media Outsourcers (IMO) and Scientific Data Systems (SDS). Offering new products and services to meet the needs of next generation service providers for delivering multimedia content to large audiences over the Internet. - A Memorandum of Understanding is signed and a trial network is under construction in Germany.
o Quantum Technology Services, Inc. (QTSI), Florida- In discussions with this information technology firm that has common objectives and technologies, and has substantial on-going revenues as a technical support services company. Intend to expand their reach internationally through its marketing channels and relationships. - Discussions between CEOs.
o Companion Technology - Space Systems International is in discussions with this Toronto company that develops proprietary telecommunications technology for last mile solutions in rural areas. They have patented antenna and modulation technology combined with a unique wireless architecture that lowers the cost of cellular infrastructure. They have relationships with the several members of the Indian Nations of Canada that are receiving funds to develop the system from the Canadian government. Space Systems International intends to offer international sales support, project management and network deployment services. - memorandum of understanding is signed.
o AND Technology - A Toronto hi-tech start-up specializing in holographic neural technology used for rapid detection and classification of objects and individuals from video images. Space Systems International is supporting AND in the marketing of products and services to security and government organizations. - memorandum of understanding is signed.

Space Systems International continues to search and identify opportunities that could return high value to Space Systems International. Over the next 12 months, management believes the majority of the revenues will come from the sales and deployment of

o Cellular infrastructure in Russia, CIS and Eastern Europe, for Metrosvyaz and other regional telcos, o Satellite communications infrastructure from ViaSat
o Alliances and resulting sales of products with synergistic technology companies.

Total revenues related to these three activities are estimated at an average of $55,000 per month for an annual total of $660,000. Revenues from the other projects listed will be low because of the time required to raise sufficient capital, bring the technology to market and generate resulting revenues.

It currently has technology and service operations in San Diego, California and Moscow, Russia, and a marketing presence in Toronto and 20 other international locations. The San Diego office is responsible for:

o        The overall management of Space Systems International,
o Maintaining current relationships with Ericsson, Qualcomm and other customers and suppliers
o        Developing new business and technology.
o        Strategic  planning  to  include   securing  capital   and   performing
         acquisitions and mergers

Its plan of operation over the next 12 months is to continue to support the contracts Space Systems International has with Qualcomm, Ericsson, Lucent and ViaSat, and establish new ones with IMO, QTSI, AND Corporation, Companion and other high technology product and service companies. The total revenues are estimated at $660,000. The operations in San Diego currently consist of 1 full-time and 2 part time employees, and a small office located in Rancho Bernardo California. Space System s International uses out of house technical and business services of local companies when needed to address peaks in its workload. Estimated annual operational expenses at the current level in San Diego is $318,000 and are broken down as follows:

o        Labor                                     $ 210,000
o        Office Rent & Supplies                    $   6,000
o        Communications Costs                      $  12,000
o        Consultants/Professional Services         $  50,000
o        Travel                                    $  30,000
o        Legal                                     $  10,000

The Moscow operations is located within blocks of Red Square in Moscow and is a legal affiliate or branch office of Space Systems International operating under the laws of the Russian Federation. Space Systems International's team is responsible for the sales, logistics, installation, commissioning, commercial launch, and maintenance/hotline support of wireless infrastructure in Russia/CIS. The team continues to market the new web translations services coming from WebViews. It employs 4 full time personnel and subcontracts to technical firms for installation of equipment in Russia. Estimated annual operational expenses at the current level in Moscow are estimated at $201,000 and are broken down as follows:

o        Labor                                       $ 144,000
o        Office Rent & Supplies                      $  13,000
o        Communications Costs                        $   8,000
o        Consultants/Professional Services           $  24,000
o        Travel                                      $  10,000
o        Legal                                       $    2,000

Total annual expenses for both operations are estimated at $519,000. At the current operating level, management intends to maintain a positive cashflow.

Management's plan is to grow the San Diego op42erations over the next 12 months in order to achieve its business plan objectives and to address the needs of the on-going projects and current business development strategies. These include forming new alliances, developing new products and services, taking equity positions in existing companies in order to increase revenue flow and obtaining larger office space. Management anticipate s needing approximately $1.2M to meet these goals. Management plans to raise the additional money by selling 3 million shares of options at $.50 per share with the assumption that Space Systems
International will start trading in the February timeframe. Space Systems International will not attempt any expansion until Space Systems International is successful in raising money through sales of options.

Management also contemplates raising additional cash via an SB-2 registration if needed to make a strategic acquisition of an existing company with the intention of increasing revenue flows into Space Systems International. The size of this raise is anticipated to be less than $3,000,000 during this 12 month time period. However Space Systems International has no concrete plans for an acquisition at this time. Another method for raising capital which management is considering but has no specific plans is through venture capital firms that would invest in a specific business venture in return for an equity position in Space Systems International. All methods of raising capital is subject to approval by Space Systems International's board of directors.

YEAR ENDED FEBRUARY 29, 2000 COMPARED TO THE YEAR ENDED FEBRUARY 28, 1999

Revenues

         Revenues increased to $897,321 for the year ending February 29, 2000 from $58,526 for the year ending February 28, 1999. The increase of $838,795 or 1,433% was the result of an agreement signed with three companies to provide wireless engineering support services in several cities in Russia. Revenue is recognized for services rendered in the same period with no future obligation related to these agreements. These agreements which were originally set to expire in December were renewed in January on a month by month basis at a reduced level.

Cost of Revenues

The cost of revenues consists primarily of contract labor costs. Cost of revenues increased to $560,161 or 62% of revenues for the year ended February 29, 2000 compared to the cost of revenues of $10,341 or 18% of revenues for the year ended February 28, 1999. The increase in cost of revenue of $549,820 or 5,317% was due primarily to an increase in activity in the number of contract workers to support engineering service contracts in Russia. These increases in cost of revenues are a direct result of labor performed and offset by revenue earned in the same period with no future obligation related to these agreements. Revenues are forecast to decline in the next 12 months as activity in Russia is being reduced by the companies Space Systems International is currently doing business with in Russia.

Operating expenses

Operating expenses consist of primarily salaries an43d salary related costs of general corporate functions including finance, accounting, facilities, legal and other professional services. Operating increased to $1,776,494 for the year ended February 29, 2000 as compared to $503,250 for the year ended February 28, 1999. The increase in operating expense was due in part to an increase in corporate activity to support the increased contract activity in Russia. This increase was a direct result of maintaining an office in Russia and increased travel to Russia to support operations. In addition to this increase in support activity, the corporation incurred operating expenses of $1,093,710 related to stock issued and stock options granted as compensation for consulting expenses. The shares of stock issued to consultants was valued at $.50 per share based on the anticipated price of shares offered in this registration statement. Stock option grants to consultants have been valued in accordance with financial accounting standards board statement no. 123. These amounts for option grants have been recorded in the financial statements based on the vesting of each option grant and fair market value for calculation purposes was assumed to be $.50 per share based on the anticipated price of shares offered in this registration statement.

Depreciation expense

Depreciation expense was $799 for the years ended February 28, 1999 and February 29, 2000.

Interest expense

         Interest expense increased from $2,097 for the year ended February 28, 1999 to $26,493 for the year ended February 29, 2000. This increase of $24,396 or 1,163% was a result of our use of a factoring company for funding which was used to provide cash flow for the company.

 Net loss

Our net loss for the year ending February 29, 2000 increased to $1,439,334 from $455,065 for the year ending February 28, 1999. This increase in our net loss is due to an increase in our cost of operating expense as discussed above.




NINE MONTHS ENDING NOVEMBER 30, 2000 COMPARED TO THE NINE MONTHS ENDING NOVEMBER 30, 1999

Revenues

         Revenues decreased to $364,062 for the nine months ending November 30, 2000 from $758,286 for the nine months ending November 30, 1999. The decrease of $394,224 or 52% was the result of the completion of work provided for in an agreement signed with three companies to provide wireless engineering support services in several cities in Russia. Revenue is recognized for services rendered in the same period with no future obligation related to these agreements. These agreements which were originally set to expire in December 1999 but were renewed in January 2000 on a month by month basis at a substantially reduced level.

Cost of Revenues

     The cost of revenues consists primarily of contract labor costs. Cost of revenues decreased to $278,487 or 76% of revenues for the nine months ending November, 2000 compared to the cost of revenues of $421,137 or 56% of revenues for the nine months ending November 30, 1999. The decrease in cost of revenue of $142,650 or 34% was due primarily to a decrease in activity in the number of contract workers to support engineering service contracts in Russia. These decreases in cost of revenues is a direct result of labor performed and offset by revenue earned in the same period with no future obligation related to these agreements. Revenues are forecast to decline in the next 12 months as activity in Russia is being reduced by the companies Space Systems International is currently doing business with in Russia.

Operating expenses

         Operating expenses consist of primarily salaries and salary related costs of general corporate functions including finance, accounting, facilities, legal and other professional services. Operating decreased to $214,910 for the nine months ending November 30, 2000 as compared to $430,227 for the nine months ending November 30, 1999. The decrease in operating expense was due in part to a decrease in corporate activity to offset the decreased contract activity in Russia.

Depreciation expense

         Depreciation expense was $0 for the nine months ending November 30, 2000 and $400 for nine months ending November 30 1999.

Interest expense

         Interest expense decreased from $22,639 for the nine months ending November 30, 1999 to $5,168 for the nine months ending November 30, 2000. This decrease of $17,471 was a result of our decreased use of a factoring company for funding which was used to provide cash flow for the company.

 Net loss

     Our net loss for the nine months ending November 30, 2000 increased to $134,503 from $115,717 for the nine moths ending November 30, 1999. This increase in our net loss is due to an increase in our cost of revenue as discussed above.

Space Systems International Business Management Discussion all caps


Space Systems International was incorporated in Delaware on February 19, 1998. Since its formation Space Systems International has generated limited revenues. Space Systems International is a successor to Space Liaison and Imaging Corporation, a California Corporation. In March, 1998, it acquired certain assets and assumed certain liabilities of Space Li45aison, which has subsequently been dissolved.

Space Systems International is essentially a marketing company for products and services in the areas of remote sensing and telecommunications systems. Often the solutions to customers' needs in these areas require products and services provided by various third party vendors. Once Space Systems International has identified a particular customer's need, Space Systems International goes to various vendors with whom Space Systems International has relationships. It solicits bids from these various vendors. However, Space Systems International has no contracts with these vendors.

Its customers do not want to deal with various vendors. They want to deal with one source. Space Systems International is that source. It assembles a complete proposal putting together the products and services provided by the various necessary vendors and present an integrated proposal to the customer. In effect, Space Systems International is the bid coordinator and project manager. The vendors themselves are responsible for building and installation of each part of the system Space Systems International sells. Space Systems International is responsible for managing and coordinating the installation and operation of the products and services Space Systems International sells.

It primarily uses the following vendors:

o Sovinformsputnik - A Russian manufacturer and provider of remote sensing satellite systems and imagery.
o        TELECOM - A Russian company with telecommunications technology.
o GDE/Tracor - A US manufacturer of software and hardware for exploitation of satellite imagery and map making.
o T-Com - A US manufacturer of airborne balloons and lighter than air vehicles used as platforms for surveillance systems.
o SADA-PRO - A US manufacturer of sensor systems, primarily cameras, used in earth surveillance.
o ViaSat - A US manufacturer and vendor of antennas and terminals for satellite communications for remote sensing and telephony business.
o        GlobalVu Applied Technology - A US telecommunications consulting firm.
o Companion Technology - A Canadian design company of last mile solutions for wireless communications to remote regions.

However, these relationships are not formal contracts. Rather, they are sources Space Systems International can approach to provide parts of the integrated solutions Space Systems International sells.

Since   inception,  Space  Systems  International's  operating  activities  have consisted of

o Developing and refining the line of remote sensing and telecommunications systems, products and services
o        Forming partnering/supplier relationships
o        Developing marketing materials
o        Securing new business

Integration of Eastern and Western Technology

Space Systems International believes the key to its success is its relationship with vendors located both in Russia and its related territories and vendors with compatible products located in the United States. Space Systems International believes Space Systems International can integrate specific products and services from vendors in the West with those currently in existence in Russia and the East to offer enhanced products in the remote sensing and telecommunications product and services area.

Space Systems International plans to capitalize on the products paid for and developed by the Soviet government during the years of the Cold War. For example, the remote sensing systems it currently markets have been used for 40 years to successfully acquire of images from space.

Management of Space Systems International have relationship with Russia predating the formation of Space Systems International going back to 1993 when they first negotiated a marketing position for the Russian government-sanctioned product of high resolution and multi spectral imagery. Sovinformsputnik was the first commercially formed company in Russia authorized to sell the archives of the formally classified Russian Military Space Command. Their name was derived from SOV - meaning Soviet - INFORM - meaning information - SPUTNIK - meaning satellite in Russian. The relationship between the management of Space Systems International and Sovinformsputnik goes back over 30 years to the cold war period when management of each company was working for their respective governments to develop advanced space-based imaging systems to gather information on each other's capabilities.

Space Systems International believes that the Russian theoretical basis for math and science and ability to produce at a high volume is significant, and has been applied effectively to telecommunications algorithm and radio frequency component design. However, Space Systems International believes Russia is behind in the development of analog and digital integrated circuit technology. This represents an opportunity for Space Systems International through straightforward coupling of Russian theoretical and production know-how with Western capabilities to yield partnering opportunities and cost-effective solutions to Space Systems International's customers.

Current Products

Space Systems International is currently engaged in marketing and sale of :

o Remote sensing products that involve the acquisition of pictures from space - not unlike taking a picture with a camera. Space Systems International is selling Russian supplied images produced from Russian imaging satellites in several formats, such as

o Digital electronic transmission of data from space - a product like a tape from a camcorder or video camera

o        Hardcopy such as a print or photograph

o Archival sources such as data stored in vaults or on computers which are copied and are usually more than 1 year old.

o        Advance pre-ordered images of specified surface locations of the earth

These images have the uses as urban planning and earth resource management. The images/pictures, which provide the most accurate information for these purposes, are 2-meter resolution or less, or a six-foot object similar to a car.

o Telecommunications systems, products and services, initially supplying deployment of cellular telephone infrastructure in Russia and in the future possibly to other regions of the world.

Remote Sensing

The remote sensing industry began with the launch of the first satellite by the Russians in 1956. The industry has refocused on the commercialization of data acquired from space through a variety of sensors on board satellites that orbit the earth. The manipulation of this data through computers provides

o        Pictures
o        Maps
o Electronic signals and communication channels for use by governments and the industrial/commercial/agricultural communities around the world

It anticipates its customers will require the following remote sensing products and services:

Complete Systems
o        Remote sensing systems
o        Telecommunications wireless networks

System Components
o        Sensor platforms
o        Imaging sensors
o        Imaging ground stations
o        Imaging analytical tools
o        Telecom network and Internet products

         Specific Products
o        Preordered images
o        Archived images
o        Maps
o        Telecom antennas, transmitting/receiving equipment

Image Analysis

Remote Sensing Systems

Integrated remote sensing systems for the most part include the following:

o Platforms - which may include spacecraft, aircraft, lighter than aircraft, or submersibles
o    Sensors - including camera-infrared, digital, photographic film
o Ground Stations - these are comprised or processors, antennas, computers and workstations
o Imaging and Analysis Tools - which includes specifically developed software for analyzing imagery and generating maps

         Platforms

Platforms are the hardware upon which a sensor is placed. Some of its customers may want a satellite based sensor system. Others may require a more low-tech approach, such as imaging and surveillance systems that use balloons and aircraft as a platform on which to place a sensor for surveillance and traffic monitoring.

         Imaging Sensors

This is what captures the image data. It is in essence is camera.

         Imaging Ground Stations

This is what captures the signal and data stream from the sensor on the platform.

         Imaging Analytical Tools

Space Systems International anticipates offering as part of an integrated package a General Dynamics Electronics software product for image analysis, called IXP. This is usable with a variety of computer systems that exist in the governments and organizations to which Space Systems International will be providing imagery.

         Telecom Network And Internet Products/Antenna, Transmitters & Receivers

This is the infrastructure for setting up telephony and data networks.

         Specific Products

     Pre-ordered images

Space Systems International intends to sell images that have a resolution of 2 meters to 5 meters taken from Russian satellites to provide information for making maps or conducting surveillance of an area as well as for urban planning and agricultural requirements.

They have the following uses:

o        Cultivated Vegetation

o        Crop productivity

o        Stress identification
o        Commodities predictions

o        Hazard monitoring

o        Flood mapping
o        Hurricane damage
         Tornado damage

o        Illegal drug crop detection

o        Political crisis monitoring

o        Ocean monitoring

o        Pollution
o        Hazards, such as the Great Barrier Reef

o        Water resource monitoring/mapping

     Archived Images

These are images and data taken over the past ten-year period using high-quality, Russian military satellite systems. They are being made available for sale through Space Systems International's vendor Sovinformsputnik. There are alternative vendor sources available for these products and Space Systems International's business in this area would not be hurt in any significant manner if Space Systems International had to use alternative vendors.

They have the following uses:

o        Cartography

o        Map changes
o        3-dimensional topology

o        Surveys for construction

o        Pipelines
o        Roadways
o        Seaports

o        Urban planning

o        Mineral exploration/monitoring

o        Natural vegetation monitoring

         o Range improvement/inventory
o        Forest assessment

         Maps

Maps provide a high quality database used for navigating, engineering and locating environmental events. The generation of maps from imagery is an exacting science that has been upgraded by the use of software programs and computers. Once the data is acquired, the data is manipulated to provide information on the contour of the land and the height and location of objects in the image. From this database, a map at a variety of scales is produced using mapping software provided by GDE.

         Image Analysis

Space Systems International intends to offer an automated approach to image analysis through computer software such as IXP, offered by GDE. For example, the analysis of imports such as the number of cars dock-side/off loaded or the interpretation of crop yields and fertilization requirements can now be automated.

         Telecom Antennas, Transmitting/Receiving Equipment

This is the infrastructure for setting up telephony and data networks.

Markets

Recent market analysis conducted by the Society of Photographic Scientists and Engineers and the American Society of Photogrammetry indicate that the needs of second and third world nations as well as commercial endeavors around the world in agriculture, environmental, insurance, urban planning require rapid, quasi-real time data acquisition of the earth and its environs. This market is conservatively placed by these Societies at between $9 billion - $12 billion a year.

Regions such as Latin America, Southeast Asia, the Pacific Rim, and the Middle East are experiencing exponential need. Traditional earth resource infrastructure, such as passive aerial photography, while reliable, is cost and time prohibi51tive; also, it is difficult to implement in remote and rural areas of the world.

Customers

The customers for the systems Space Systems International offers are both international and varied in interests. Their primary interest is in having a dedicated capability to acquire pictures, images, maps and agricultural data for purposes of urban planning, national security and food production. In addition, Space Systems International has a continuing list of clients who have ordered imagery from Russia's archives.

Space Systems International has begun to market its capability to provide images on a timely basis to over 200 industrial companies with interests in

o        Flood control
o        Insurance claims
o        Farming consortiums
o        Civil engineering
o        Highway departments
o        Newspapers
o        Civil engineers
o        Surveyors
o        Industrial corporations
o Even prosecutors in the O.J. Simpson murder trial who were trying to establish the whereabouts of the bronco

Contracts

-------------------------------------------- ----------------------------------- ------------------------------------
Customer                                     Product/Service                     Status
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Taiwan Armed Forces                          Imagery                             Active/On-going/Purchase by
                                                                                 individual purchase orders
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
San Diego State University                   Imagery                             Active/On-going/ Purchase by
                                                                                 individual purchase orders
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
General Dynamics Corporation                 Imagery                             Active/On-going/ Purchase by
                                                                                 individual purchase orders
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
General Dynamics Corporation                 Software/Image Analysis             Complete
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Quantum Technology                           Support/Marketing                   Complete
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
INTACQ                                       Support Services- Engineering       Complete
-------------------------------------------- ----------------------------------- ------------------------------------

                                             44


Current Contract Proposals

-------------------------------------------- ------------------------------------ ------------------------------------
Product/Service                              Customer                             Status of Proposal/Venture
-------------------------------------------- ------------------------------------ ------------------------------------
-------------------------------------------- ------------------------------------ ------------------------------------
Map Making/Imagery                           Autometric Corp                      Pre-Proposal submitted/ waiting
                                                                                  award
-------------------------------------------- ------------------------------------ ------------------------------------
-------------------------------------------- ------------------------------------ ------------------------------------
Imagery                                      Royal Thai Armed Forces              Submitted/Awaiting negotiations
-------------------------------------------- ------------------------------------ ------------------------------------
-------------------------------------------- ------------------------------------ ------------------------------------
Satellite Imaging System                     Gov. of Maylasia                     Preproposal submitted/ waiting
                                                                                  negotiations
-------------------------------------------- ------------------------------------ ------------------------------------
-------------------------------------------- ------------------------------------ ------------------------------------
Map Making/Imagery                           Royal Thai Armed Forces              Submitted/Technical Discussions
-------------------------------------------- ------------------------------------ ------------------------------------
-------------------------------------------- ------------------------------------ ------------------------------------
Satellite Imaging System                     Turkish Armed Forces                 Pre-Proposal submitted/ Technical
                                                                                  Discussions
-------------------------------------------- ------------------------------------ ------------------------------------
-------------------------------------------- ------------------------------------ ------------------------------------
Satellite Imaging System                     Gov. of Taiwan                       Pre-Proposal submitted/ Technical
                                                                                  Discussions
-------------------------------------------- ------------------------------------ ------------------------------------

With respect to contract proposals, Space Systems International cannot ensure that any revenue will ever be generated or that final contracts will ever be executed.

Telecommunications

Space  Systems   International   intends  to  offer  the   following   types  of
telecommunications systems and services:

o        Satellite-based wireless communication network components and services.
o Licensing agreements for the worldwide distribution of communications infrastructure and component technologies

Products and Services

Space Systems International's initial thrust in telecommunications is the marketing and sales of Russian technology. The system components to be marketed initially will be those that provide the following solutions:

o        Satellite-based  trunking  of   regional   traffic  to   domestic   and
         international public switch telephone network, such as AT&T gateways

         o This is used for the routing of long distance/international telephone traffic.

o Satellite or terrestrial wireless connection of subscribers for local access

         o This is used to connect customers to a public telephone network. This is a last mile connection, in other words the last link between a customer and a public telephone network.

o Wireless-based satellite and terrestrial Internet and data etworks for enterprises in the private sector.

         o These connect computer and data networks within a specific company.

Some potential licensing agreements could cover the applications as:

o        Communication gateway antennas

         o Antennas used at a data or telecommunications hub

o TV/telephone distribution technologies to include radio frequency component technology that provide improved performance and capability at a lower cost

         o Receivers and transmitters to connect remote terminals

o        Complete ground-based satellite communication terminals and systems.

         o Systems used for satellite data and telecommunications transmission.

Markets

In a global context, use of wireless infrastructure is expanding rapidly. The Strategy Analytics group, in their Worldwide Cellular Markets 2000-2005 forecast, dated February 2000, predicts the cellular subscriber base will grow from 470 million at the end of 1999 to 1.4 billion by 2005, and the annual revenue from cellular services worldwide will grow from US$283 billion in 1997 to US$673 billion by 2005.

Space Systems International's most recent business activities have been related to the deployment of last mile cellular wireless infrastructure internationally and development of turnkey business to business and business to consumer Internet solutions.

Marketing

Space Systems International intends to expand the marketing of its products and services in the following manner:

o        Through its Internet website and development of an eCommerce portal

o        Through specific marketing and ad campaigns

o        By new distribution  channels  established through  the  for mation  of
         alliances  and  joint   ventures  with  key  suppliers  and  telephony/
         applications/network service providers in each region of interest

o By using the existing network of representatives established through its Remote Sensing business and expanding its sale forces in each region as appropriate

Customers

In telecommunications, the customer base is large and covers areas of the globe where public need and commercial enterprises are expanding. The Internet has fueled a rapid expansion and worldwide need for stable communications networks

Contracts

-------------------------------------------- ----------------------------------- ------------------------------------
Customer                                     Product/Service                     Status
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Qualcomm Inc - San Diego                     Deployment services for Cellular    Active/On-going
                                             Operator in Moscow (PCOM)
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Qualcomm Inc - San Diego                     Logistics support for GlobalStar    Active/On-going
                                             network operator in Russia
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Qualcomm Inc - San Diego                     Business consulting services in     Active/On-going
                                             San Diego
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Metrosyvaz - Telco in Russia, JV between     Network Planning and Deployment     Active/On-going, Many Purchase
Tiller (England) and Qualcomm (USA)          of Cellular Infrastructure in       Orders in process
                                             Russia
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Rostov Electrosvyaz, Telco in Russia         Network Planning and Deployment     Complete June 2000
                                             of Cellular Infrastructure in
                                             Russia
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Computer and Video Processing Equipment      TELECOM, JSC (Russia)               Contract signed, waiting for
                                                                                 initial payment to process order
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Ericsson - San Diego                         Hotline Support, Network Planning   Complete March 2000
                                             and Deployment of Cellular
                                             Infrastructure in Russia
-------------------------------------------- ----------------------------------- ------------------------------------
-------------------------------------------- ----------------------------------- ------------------------------------
Via Sat                                      Deployment of Satellite Ground      On-going Sales Representative
                                             Communications Networks             Relationship
-------------------------------------------- ----------------------------------- ------------------------------------

Space Systems International is providing telecommunications engineering support for Globalstar and Ericssons telecommunications projects in Russia. The contract is for less than one year and may be terminated with 30-day notice with 3-month termination pay required under Russian law.

The structure of the contract calls for Space Systems International to provide support employees to their Russian projects. The salaries are billed with an overhead rate of 107% and taxes are covered at costs. Reasonable operating expenses are also covered at cost.

The contract accounts for 95% of total telecom revenues.

Current Proposals

------------------------------------------------ ------------------------------------ ---------------------------------
Product/Service                                  Customer                             Status of Proposal/Venture
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Deployment of Cellular Infrastructure            Ericsson- Russian Communications     Frame Agreement submitted,
                                                 Division (ECR)                       Awaiting Negotiations.
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Network Planning and Deployment of Cellular      Lucent - Russian Division            Frame Agreement submitted,
Infrastructure                                                                        Awaiting Negotiations.
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Strategic Alliance - Sales and Private           WebViews, Toronto                    Sales Agreement and Contract is
Labeling of Internet Globalization Software                                           being negotiated
worldwide
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Strategic Alliance - Development of              Raga Music Corp, USA                 Memorandum of Understanding
Internet-related Intellectual Property                                                signed, Raising venture capital
(patents)
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Distribution of Digital Content over the         Deutsche Telecom (Germany)           Proposal being generated.
Internet worldwide                                                                    On-going discussions
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Removal and Re-Deployment of Cellular            Moscow Personal Communications       Proposal submitted.  Contract
Infrastructure in Russia                         (PCOM), a regional telco in Russia   under negotiations
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Network Planning and Deployment of Cellular      Rostov Electrosvyaz, a regional      Frame Agreement Signed,
Infrastructure                                   telco in Russia                      Awaiting Purchase Orderss
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Hotline Support and Deployment of Cellular       Krasnodar Electrosvyaz, a regional   Frame Agreement Signed,
Infrastructure                                   telco in Russia                      Awaiting Purchase Orderss
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Network Planning and Deployment of Cellular      Saratov Electrosvyaz, a regional     Frame Agreement Signed,
Infrastructure                                   telco in Russia                      Awaiting Purchase Orderss
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Development of Satellite based ground networks   SatcomTel - Moscow                   Proposal being generated.
in many regions in Eastern Europe and Russia                                          On-going discussions
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Establishing B2B Internet Portals throughout     Image Alpha (Hong Kong) and an       Proposal being generated.
Russia                                           American business school in Russia   On-going discussions
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Developing a Dual Purpose Integrated             Kornett, JV and TELECOM, JSC in      Memorandum of Understanding
telecommunications network for Russia            Moscow                               signed, Proposal being
                                                                                      generated.
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Develop Moscow Gateway for Voice and Data        Global Info Systems and              Proposal being generated.
Services                                         Technology, Moscow                   On-going discussions
------------------------------------------------ ------------------------------------ ---------------------------------
------------------------------------------------ ------------------------------------ ---------------------------------
Network Planning and Deployment of Cellular      LG (Korea) in Ufa Russia             Technical Discussions
Infrastructure
------------------------------------------------ ------------------------------------ ---------------------------------

With respect to contract proposals, Space Systems International cannot ensure that any revenue will ever be generated or that final contracts will ever be executed.

Sales And Marketing

Space Systems International's sales and marketing programs for both remote sensing and telecommunications are the responsibility of the executive management team of Space Systems International and the 22 independent sales agents covering 22 countries who are paid on commissions ranging from 5-10%.

The marketing and sales activity for Russia will be performed through Space Systems International's Moscow office. It will initially be staffed with 2 marketing representatives in addition to Dr. Moguchev. Space Systems International believes that Russian companies such as TELECOM, which leads the telecommunications manufacturing trade association 150 members in Russia, and Crosna Spacecom, a Russian manufacturer and system integrator are candidates to work with Space Systems International because they have a presence in and access to the markets in Russia.

Independent sales agents have been established in the following countries:

         Saudi Arabia         Turkey               Greece           Israel
         Germany              Hungary              Spain            Indonesia
         Malaysia             Taiwan               Thailand         Russia
         Ukraine              Singapore            Egypt            Argentina
         Venezuela            United States        Canada           Kuwait
         China                Brazil

Competition

The competition in its marketplaces is significant. Other products can be designed that would do what ours do. Other companies are investing billions of dollars to launch their own satellites and will sell the data/images at as yet an unknown price.

Management believes that cost and service are the keys to be competitive in this market sector.

Space Systems International plans to become a leading provider of remote sensing and wireless telecommunications technologies, products and services to the international marketplace by:

         o Offering effective solutions from its worldwide government and commercial contacts and relationships
         o Forming international alliances and joint ventures, which leverages currently available technologies, products and services
         o Utilizing the sales and marketing of Russian remote sensing and telecommunications technologies w58hich meet the market's quality and reliability requirements

With respect to imaging, Space Systems International eliminates the research and development costs by purchasing images from an existing Russian system and thus its costs are lower than having to amortize a complete satellite and launch system, which Space Systems International estimates to cost $500 million.

Future Focus

Space Systems International's new thrust will be to support companies that have enabling technology to bring to the marketplace. Space Systems International provides incubating services for early stage companies by participating in their business development, technical management, product/network design, product & project management and marketing/sales activities. The key is bringing the technology to the marketplace consistent with the window of opportunity. A well thought out, structured approach must be applied in order to increase the potential for success. This is the value Space Systems International adds in addition to its international marketing and sales expertise.

The strategy is to:

o    Form alliances with both startups and well established companies
o Commercialize proprietary technology based on operational, pre-production prototypes
o    Spin off  new  companies   based  on  the  alliances  where  Space  Systems
     International gains an equity position in the new organization and revenue flow from the proprietary technologies
o Market and support in the field the resulting services and technologies to specific high-valued markets.

Space Systems International's management plans to generate revenue through the following:

o  Wireless network deployment and technical support/maintenance services
o Professional services - business development/marketing, management and technical consulting for the incubation of technology and network solutions
o  Royalties/licensing  of proprietary technology and software modules
o Technology transfer fees to regional operations o Recurring revenues through an eCommerce model. Receive a percentage of each transactions or subscription fee offered to customers.
o  Networking infrastructure and computing hardware sales
o  Networking infrastructure and computing software sales
o  Software maintenance fees

Space Systems International's long range strategic plan includes growing Space Systems International's bottomline through acquisitions and mergers. Management intends to acquire companies that have synergistic goals, products and services, and a positive cash flow. Space Systems International has a number of synergistic technology companies under consideration for an alliance or acquisition, however it has no formal or informal agreements to acquire any other company.

Regulation

The United States government's policy on the sale of imagery is controlled by the U.S. Department of Commerce and is dictated by the White House. The policy under which several U.S.-based consortiums, such as Lockheed/Martin, Boeing and Orbital Sciences, requires the approval of the Department of Commerce to launch dedicated space-based imaging systems and the sale of imagery to certain countries currently on the embargo list; i.e., Libya, Iraq, South Africa and Iran. In addition, these consortiums are restricted to selling imagery to countries or their representatives of the specific country in which they reside; for example, images of Saudi Arabia to only Saudi Arabia.

The Russian policy is far less defined but is restricted in that the imagery must only be used for humanitarian purposes. Space Systems International currently is not limited in its sale of images except that it must guarantee that the imagery is being used for humanitarian and peaceful purposes.

Currently only France, with their SPOT imaging system, has a capability to supply images, but the resolution regime is not less than five meters, and they have stipulated that better resolution will not be available for sale.. Israel is developing an imaging capability with commensurate resolution capability, but is currently not making these images available.

The international capability for lower resolution imagery, or 5 meter, 10-meter, 15-meter, resides in India, Japan, France, Canada, as well as the U.S. and Russia. Space Systems International's thrust in remote sensing with the image based at 2 meter down to 1 meter can only be satisfied by the U.S. and Russia for the foreseeable future. In addition, none of the aforementioned countries are currently providing a dedicated, quasi-real time, turnkey-imaging system at 2 meter resolution.

Factors that may affect Space Systems International's Future Operations

The following factors may affect the business of Space Systems International in the furture.

Space Systems International will depend on individual product orders short-term contracts that may not be renewed if customers stop ordering its remote sensing and telecommunications systems, products and services or cancel or do not renew contracts. If that were to happen, it would reduce Space Systems International's revenues and increase its losses.

Space Systems International anticipates that it will derive a significant portion of its revenues from the sale of its remote sensing equipment and telecommunications systems, products and services. A significant number of these remote sensing and telecommunications products and services sales will be made under short-term contracts that average less than 12 months in length. Many of Space Systems International's short term contract customers for its products and services could cease purchasing either or products and services quickly and without penalty. As a result, Space Systems International's quarterly operating results will depend heavily on revenues from individual sales contracts for its remote sensing and telecommunications systems, products and services entered into within the quarter and on its ability to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. If customers stop placing individual orders or cancel or defer existing remote sensing and telecommunications systems and products and services contracts or if Space Systems International fails to obtain new contracts in any quarter, Space
Systems International's revenues for that quarter and future periods will be reduced.

Space Systems International may not be able to compete successfully as there is increased competition from larger, better financed competitors with larger sales staffs. Its inability to compete successfully could reduce its revenues or even cause it to go out of business.

The market for remote sensing and telecommunications systems, products and services is intensely competitive and rapidly changing. Space Systems International is subject to competition that is expected to intensify in the future because the number of competitors is increasing. For example, 5 years ago, there were no real competitors in this business. Today. Space Systems International is significantly smaller than the majority of its national and multinational competitors, and Space Systems International may lack the financial resources needed to capture increased market share.

For example, its larger competitors

o        Are better known
o        Have longer operating histories
o Have well-established reputations for providing remote sensing and telecommunications systems.
o        Have broader distribution abilities
o        Have  stronger sales and marketing abilities
o        Have more technical expertise
o        Have greater human and financial resources

Space Systems International currently does not have the human or financial resources needed to compete on this level.

Space Systems International's revenues would be significantly reduced if Globalstar and Ericsson, its major customers, ceased to purchase from it, which could easily happen.

Space Systems International is dependent on the purchase of telecommunications engineering support in Russia from Space Systems International to Globalstar and Ericsson. These customers account for in excess of 95% of its sales. The agreements with these customers are short-term in nature and can be canceled with a 30 day notice and 3 months termination pay required under Russian law.

If Space Systems International cannot obtain access to the required remote sensing images or to telecommunications products that make up part of Space Systems International's systems, sales of Space Systems International's remote sensing and telecommunications systems, products and services may decline and this would reduce Space Systems International's operating revenues.

Space Systems International relies upon third-party providers of required remote sensing images or telecommunications products that make up part of its systems. If the Space Systems International fails to obtain what it needs from these providers, Space Systems International's sales revenue might decrease. Space Systems International's ability to obtain required remote sensing images or telecommunications products that make up part of its systems may be ha61rmed by a number of factors, including the following:

o Third parties may increase the price of the required remote sensing images or telecommunications products that make up part of Space Systems International's systems.
o Many third-party providers of remote sensing images or telecommunications products that make up part of Space Systems International's systems may compete with Space Systems International for customers and may decide not to provide Space Systems International with remote sensing images or telecommunications products that make up part of Space Systems International's systems
o Space Systems International anticipates that its contracts, if any, with third party providers will be usually short-term and may be canceled with little or no notice.
o Space Systems International/s competitors and many third-party providers of remote sensing images or telecommunications products that make up part of its systems may provide products and services that are similar or the same as Space Systems International's remote sensing and telecommunications systems, products and services and may do so at a lower cost.

Because Space Systems International has international operations, due to potential economic and political risks - particularly in Russia - that don't exist in the US, the supply of Space Systems International's product components and the international distribution of Space Systems International's remote sensing and telecommunications products and other aspects of its international operations could be disrupted, which would reduce its revenues.

Space Systems International's international operations are subject to the inherent risks of doing business abroad. The loss of certain foreign suppliers, customers or distributors could harm its ability to deliver Space Systems International's products on time and cause its sales to decline. Space Systems International's financial performance could be harmed by many events and circumstances relating to Space Systems International's international operations, including:

o    Shipping delays and  cancellations;
o    Increases in import duties and tariffs;
o    Foreign  exchange rate  fluctuations;
o    Changes in foreign laws and regulations; and
o    Political and economic instability.

All of Space Systems International's current significant operations are located in Russia and as a result its operations could be disrupted by

o    Economic and political instability in Russia
o    Transportation delays
o    Restrictive actions by the Russian government
o The laws and policies of the United States affecting importation of goods, including duties, quotas and taxes
o Russia trade and tax laws in particular, Space Systems International's revenues could be reduced if the ruble appreciates significantly relative to the United States dollar because the cost of Space Systems International's operations fluctuates with the value of the ruble.

Agreements with Rainbow and Gulf Coast

Rainbow is in the business of planning, developing and implementing advertising,
marketing  and   promotional  campaigns  for  corporations  and  other  business entities.  Rainbow will

o Feature Space Systems International in four web sites including E-mail alert to subscriber base.

o Provide a minimum of four-page, two-color follow-up mail pieces designed for additional informational purposes, that is mailed to respondents, in addition to those brokers requesting said information. A total of 10,000 will be printed.

o Contact retail brokers, market makers and/or money managers and will arrange a meeting between representative of the Space Systems International and interested retail brokers, market makers, and money managers, which will include a show and tell from the top management of the Space Systems International in disseminating information to these interested parties. This may be accomplished by a road show.

o Provide public relations exposure to newsletter writers, trade and financial publications.

o Include as a featured lead generator of the month in Confidential Fax Alert, a newsletter transmitted by fax to over 5,000 Brokers.

o Prepare a broker bullet sheet to be sent to every broker who indicates an interest in Space Systems International.

o        Maintain a lead tracking summary for all response  leads generated

o        Distribute   at   its  cost the due diligence packages to all inquiring
         brokers only.

Space Systems International agrees to issue to Rainbow 225,000 shares of common stock prior to the closing of the merger and 500,000 restricted shares in Space Systems International after the closing of the merger. Rainbow agrees that, with limited exceptions, it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of its securities subject to the registration agreement for a period of one year from the date of the agreement.

From four years from the date of the agreement, Rainbow will have in the aggregate three opportunities to request registration under the Securities Act of all or part of its registrable securities. If Space Systems International proposes to undertake an offering of shares of common stock for its account or for the account of other stockholders and the regist63ration form to be used for such offering may be used for the registration of registrable securities, each such time Space Systems International will give prompt written notice to all holders of registrable securities of its intention to effect such a registration and Space Systems International will use its best efforts to cause to be included in such registration all registrable securities for which registration is requested.

Space Systems International is responsible for payment of all expenses incident to any registration, except that the selling securityholders will be responsible for payment of their own legal fees, underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration.

There is a second agreement with Gulf Atlantic Publishing, which is in the business of planning, developing and implementing advertising, marketing and promotional campaigns for corporations and other business entities. It will provide these services to Space Systems International for the period commencing the date that its receives payment of its fees and expiring 730 days later.

The services to be provided are as follows:

o Four-Color Financial Sentinel - Featured advertorial mailing of 800,000 for a total of eight issues will be created of which a two page advertorial will be dedicated to Space Systems International.

o Two featured advertorial mailings of 100,000 each, will be created of which a four page advertorial will be dedicated to Space Systems International.

The agreement call for the simultaneous issuance to Gulf Atlantic of the same amount of shares at the same times and with the same registration rights as in the Rainbow agreement

Employees

Space Systems International has four employees, 2 in management, 1 in sales and 1 administrative. There is no collective bargaining agreement.

Facilities

Space Systems International leases from HQ Global Workplaces 250 square feet on a month-to-month basis at a rate of $300 per month.

SPACE SYSTEMS INTERNATIONAL MANAGEMENT

The names and ages of the executive officers and directors as of December 31, 2000 are as follows:

     Name                                Age        Position
     John M. Papazian                    65         Chairma n, President, CEO, Director, Member of Audit
                                                    Committee and
                                                    Compensation Committee and Director
     Dennis G. Appel                     48         Sr. V.P. of Technology, Secretary, Director
     Brook Watts                         60         Vice President, Marketing and Director
     Edward F. Daley                     40         Vice President, CFO, Treasurer, Member of Audit
                                                    Committee and
                                                    Compensation
                                                    Committee and Director
     Victor Moguchev                     60         Vice President, Russian Operations and Director
     Martin J. Flaherty                  57         Director
     Benjamin D. Russo                   67         Director


Mr. John M. Papazian, Chairman, President, Chief Executive Officer, and Director, joined Space Systems International in February, 1998. From 1991 to 1998, Mr. Papazian was President and Owner of Space Liaison and Imaging Corporation, its predecessor. From 1989 to 1991, Mr. Papazian was Corporate Vice President of S.A.I.C. From 1970 to 1989, Mr. Papazian held various executive positions with Grumman Aerospace Corporation including Director-Corporate, Regional and Field Office Integration, and Director of International Marketing. From 1960 to 1970, Mr. Papazian held several executive engineering positions with ITEK Corporation. From 1953 to 1960, Mr. Papazian was an engineer with Bellock Instrument Corporation. Mr. Papazian received a B.S. in Mechanical Engineering from Queens College.

Mr. Dennis G. Appel, Senior Vice President, Technology, Treasurer, and Director joined Space Systems International in February, 1998. From 1997 to 1998, Mr. Appel was the President and principal shareholder of Global Vu Applied Technology, Inc. From 1989 to 1997, Mr. Appel was a Program Manager for Lockheed Martin Corporation. From 1988 to 1989, Mr. Appel was a Systems Engineering Manager for Alcoa Defense Systems/McDonnell Douglas Tech., Inc. From 1983 to 1988, Mr. Appel was a Staff Consultant with Purvis Systems, Inc. From 1972 to 1983, Mr. Appel was a Design and Test Engineer for Rockwell International. Mr. Appel received a B.S.E.E. from Loyola Marymount University.

Mr. Brook Watts, Vice President, Marketing joined Space Systems International in February, 1998. From 1993 to 1997, Mr. Watts was Executive Vice President, Space Liaison and Imaging Corporation. From 1985 to 1993, Mr. Watts was a Program Manager for TRW Avionics Surveillance Group. Mr. Watts received an M.B.A. from Syracuse University and a B.A. from the University of Portland.

Mr. Edward F. Daley, Vice President, Chief Financial Officer and Director, joined Space Systems International as a part-time employee in April, 1998. Since 1994, Mr. Daley has been and continues to be President and Chief Executive Officer of San Diego Firefighters Credit Union. From 1991 to 1994, Mr. Daley was Chief Financial Officer for Central Credit Union of San Diego. From 1988 to 1991, Mr. Daley was a Controller at First National Bank of North County. Mr. Daley received an M.B.A. from San Diego State University and a B.A. in Economics from Brandeis University. Mr. Daley is also an adjunct faculty member in the Finance Department at National University in San Diego. 65 Dr. Victor Moguchev, Vice President, Russian Operations joined Space Systems International in February, 1998. From 1966 to date, Mr. Moguchev was an RF Engineer/Specialist for the Moscow Scientific Research Institute of Radio Communication. Mr. Moguchev graduated from the Moscow Radio Equipment and Systems College in 1958, and All Union Energetic Institute in 1964. He received a P.H.D. in Communications Sciences in 1973.

Mr. Martin Flaherty, Director, joined Space Systems International in February, 1998. From 1983 to present, Mr. Flaherty has worked for General Dynamics Electronics in San Diego CA as Program Director. Mr. Flaherty received a B.S. and an M.S. from the Industrial College of Armed Forces and the Air War College.

Mr. Benjamin D. Russo, Director joined Space Systems International in February, 1998. From 1982 to date, Mr. Russo was a sole practitioner and has been of counsel to Pelletreau & Pelletreau, LLP. From 1977 to 1982, Mr. Russo was a member of Davidow, Davidow & Russo. From 1970 to 1977, Mr. Russo was a member of Ashare & Russo and Permut. From 1963 to 1970, Mr. Russo was a sole practitioner. From 1960 to 1963, Mr. Russo was a member of Braslow, Russo & D'Amaro. Mr. Russo received a B.B.A. in Accounting from St. John's University and a LL.B. from St. John's Law School.

Directors serve for one year terms. The bylaws currently provide for a board of directors comprised of seven directors, although it currently has only five directors.

Employment Agreements

There are no employment agreements with or key person life insurance on any officer or director of Space Systems International.

Executive Compensation

The following table sets forth summary information concerning the compensation received for services rendered to Space Systems International during the year ended February 28, 2000 by the Senior Vice President. No other executive officers received aggregate compensation during The last fiscal year which exceeded, or would exceed on an annualized basis, $100,000.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation


Name and Principal Position               Year         Salary             Bonus              All Other Annual
                                                                                             Compensation
-------------------------------------    ---------    ---------------    --------------      ------------------
Dennis Appel   Executive Vice            2000         $  120,000         $                   $          -
President

Mr. Papazian accrued salary of $12,500 in the same period. As of February 28, 2000, Space Systems International owed Mr Papazian an aggregate of $25,000 in accrued salary. Mr. Daly accrued salary of $40,000 in the same period. As of February 28, 2000,Space Systems International has owed Mr. Daly an aggregate of $40,000 in accrued salary. These amounts will be paid when the board of directors of Space Systems International determines that there are sufficient funds available.

For the fiscal year ended February 28, 2001, we have agreed to pay Mr. Appel $120,000, Mr. Papazian $75,000 and Mr. Daley $60,000. Mr. Daley and Mr. Papazian have agreed to continue to accrue their compensation.

Board Compensation and Committee

The directors do not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.

Space  Systems  International  has   a  compensation  committee   of  the  board
consisting of Messrs. Russo, Papazian and Daly.

RELATED PARTY TRANSACTIONS

During the fiscal year ended February 28, 1998, Space Systems International issued 7,200,150 shares of common stock to Space Liaison and Imaging Corporation, a related company, in exchange for all of the assets and liabilities of Space Liaison and Imaging Corporation. Space Liaison and Imaging Corporation subsequently exchanged these shares for its outstanding shares.

During June 1998 Mr. Papazian purchased 30,000 shares of common stock via the issuance of a promissory note in the amount $6,000. The note is secured by the common stock and bears interest at 8.5% per annum and is due June 26, 1999. Prior to that due date the note was extended and is due on demand.

During June 1998 Mr. Appel purchased 20,000 shares of common stock via the issuance of a promissory note in the amount $4,000. The note is secured by the common stock and bears interest at 8.5% per annum and is due June 26, 1999. Prior to that due date the note was extended and is due on demand.

During January 2000, Space Systems International granted 2,982,761 shares of convertible preferred stock to Mr. Papazian. The shares are convertible into shares of common stock based on the attainment of certain revenue goals of Space Systems International during Space Systems International's fiscal year. The shares have been valued at par value due to the uncertainty of the attainment of the revenue goals for conversion into common stock. The conversion feature expires two years after the grant.

During January 2000, Space Systems International granted 1,350,000 shares of convertible preferred stock to Mr. Appel. The shares are convertible into shares of common stock based on the attainment of certain revenue goals of Space Systems International during Space Systems International's fiscal year. The shares have been valued at par va67lue due to the uncertainty of the attainment of the revenue goals for conversion into common stock. The conversion feature expires two years after the grant.

During January 2000, Space Systems International granted 900,000 shares of convertible preferred stock to Mr. Daly. The shares are convertible into shares of common stock based on the attainment of certain revenue goals of Space Systems International during Space Systems International's fiscal year. The shares have been valued at par value due to the uncertainty of the attainment of the revenue goals for conversion into common stock. The conversion feature expires two years after the grant.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the common stock as of December 31, 2000.

o Each shareholder known by Space Systems International to own beneficially more than 5% of the common stock
o      Each executive officer
o      Each  Director
o      All directors and executive officers as a group

Name                     Number of shares   Percentage before merger  Percentage after merger
---------------------------------------------------------------------------------------------


John Papazian*               3,950,150               30.30                     26.69
Dennis Appel 1 *               170,000                1.30                      1.15
Ed Daley*                      100,000                 .77                       .68
Martin Flaherty*                50,000                 .38                       .34
Benjamin Russo*                 50,000                 .38                       .34
Victor Moguchev*               100,000                 .77                       .68
Brook Watts*                   100,000                 .77                       .68
Ila Berman                   1,260,000                9.67                      8.51
Sondra Black                 1,260,000                9.67                      8.51
Lindi Rivers 2                  10,000                 .08                       .07
Howard Kerbel 3                890,000                6.01                      7.37
Stratcomm Media, Ltd. 4        450,000                3.45                      9.80

Total of officers &
directors as a
group (7 persons)            4,520,150               34.68                     30.55

*   Denotes officer and/or director

1  Includes 10,000 shares owned by each of his daughters.

2  Ms. Rivers and Dr. Ila Berman are stepsisters.

3 Includes 550,000 shares of common stock held by Gritell International, Ltd. which is under the investment control of Mr. Kerbel. Mr. Kerbel is the President and sole stockholder of Gritell International, Ltd. No other officers or directors have any ownership or control of Gritell International, Ltd.

4. Includes 225,000 shares of common stock owned each by Gulf Atlantic Publishing, Inc. ( a subsidiary of Stratcomm Media, Ltd.) and Rainbow Communications, Inc. (a subsidiary of Stratcomm Media, Ltd.) and 500,000 shares of common stock issuable to each Gulf Atlantic Publishing, Inc. and Rainbow Communications, Inc. upon the conclusion of the merger between Space Systems International Corporation and First Enterprise Service Group.

This table is based upon information derived from Space Systems International's stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Space Systems International believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Applicable   percentages  are  based  upon 13,035,150   shares  of common  stock
outstanding and issued as of December 31, 2000 and 14,035,150 shares of common stock outstanding at the conclusion of the merger of Space Systems International Inc. and First Enterprise Service Group, Inc.

Under the merger agreement, shareholders of First Enterprise are entitled to retain 3% of the total shares outstanding after the merger, calculated on a fully diluted basis, assuming all options become exercisable and are exercised and all preferred shares become convertible and are converted. Thus, their ownership interest will be in excess of 3% of the total issued and outstanding shares of the surviving corporation on the date that the merger closes.



                    SPACE SYSTEMS INTERNATIONAL CAPITAL STOCK

The following information is as of December 31, 2000.

--------------------------------------- ------------------------------------ -------------------------------------
                                        Authorized Capital Stock             Shares Of Capital Stock Outstanding
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Common                                  50,000,000                           13,035,150
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Preferred                               25,000,000                           7,120,720 Class A
--------------------------------------- ------------------------------------ -------------------------------------

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

There are 25,000,000 shares of Class A preferred stock authorized and 7,120,720 shares issued. The Class A preferred stock has the following rights and preferences.

o        Dividend rights - None
o        Liquidation preference - An amount equal to the par value per share.
o        No mandatory redemption. - There is no mandatory right of redemption
o Voting rights. - Each share of preferred stock shall be entitled to one vote for each share of common stock issuable upon conversion of the preferred stock on each matter on which holders of shares of common stock are entitled to vote.

The preferred stock shall not vote as a separate class, but shall vote jointly with holders of common stock.

o Right to convert - Until December 31, 2005, conversion shall be on the basis of one share of common stock for each share of preferred stock. The right to convert shall not commence unless and until Space Systems International achieves gross annual sales of $1,000,000 over a twelve month period. The preferred stock shall be for no consideration if the goal is not achieved within two years from the date of issuance of the preferred stock.

In addition, issuance of additional preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. As of the closing of the merger, Space Systems International currently has no plans to issue any additional shares of preferred stock. None of these shares can be converted at the date of this prospectus.

Options

Space Systems International has the following options outstanding:

            Phoenix Business Consultants
            o  500,000 options at $1.00 per share
            o Granted  during  fiscal 1999 - expire five years after they become exercisable

            Gritell International Ltd.
            o  750,000 options at $.50
            o Granted 12/10/99 - expires one year after The stock of Space Systems International becomes publicly traded

            ITR Marketing Inc.72
            o  500,000 options at $.50
            o Granted 11/20/99 - expires one year after The stock of Space Systems International becomes publicly traded

            Evan Capital
            o  500,000 options at $.50
            o Granted 10/15/99 - expires one year after The stock of Space Systems International becomes publicly traded

            Novak Graphics Ltd.
            o  500,000 options at $.50
            o Granted 11/20/99 - expires one year after The stock of Space Systems International becomes publicly traded

            Larix International Ltd.
            o  750,000 options at $.50
            o Granted 12/10/99 - expires one year after The stock of Space Systems International becomes publicly traded

All of these options are first exercisable upon the date the stock of Space Systems International becomes publicly traded.

First Enterprise has agreed to issue options to the same individuals and entities having the same terms as the Space Systems International options upon the closing of the merger.

Dividends

Space Systems International has never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent

The transfer agent and registrar for Space Systems International stockholders stock is

Atlas Stock Transfer
5899 South State
Murray, UT  84107

                     FIRST ENTERPRISE SERVICE GROUP BUSINESS

History and Organization

First Enterprise was organized as a corporation under the laws of the state of Florida in April 1999 for the purpose of completing an acquisition of a private company such as Space Systems International that had made a decision to go public via a reverse merger with a shell before they contacted principals of First Enterprise.

One of First Enterprise's founders, Michael T. Williams, is a securities attorney. He currently limits his practice primarily to the preparation, filing and clearing of SEC registration statements. In the late 1990's, several companies approached Mr. Williams law firm and asked for representation in transactions that involved a merger with a traditional public shell company. Mr. Williams law firm explained that these transactions were full of potential problems.

Although Mr. Williams' firm clearly felt that a going public transaction had merit for smaller companies that weren't IPO candidates, it felt the traditional reverse merger with a public shell transaction structure didn't. Initially, Mr. Williams' firm tried to explain to small business owners that a reverse merger wasn't necessary for them to go public; a selling shareholder registration statement would accomplish the same purpose. His firm quickly encountered an unanticipated problem - small business owners were not interested in discussing other alternatives for going public. Like Space Systems International, these companies had already made up their mind that a reverse merger with a shell was the only way they were going to utilize to go public. As a consequence, Mr. Williams' law practice stagnated.

In order to rejuvenate his law practice, Mr. Williams decided to study what leading business consultants advised in this kind of situation. He first turned to successful entrepreneurs in other businesses. Carl Sewell, one of the largest and most successful luxury car dealers in the country, wrote a best-selling business book titled Customers For Life. Here is his First Commandment of Customer Service:

o       Ask customers what they want and give it to them again and again.

Mr. Williams then looked to Ken Blanchard, chairman of The Ken Blanchard Companies, who is the co-author of The One Minute Manager and 11 other best-selling books. His books have combined sales of more than 12 million copies in more than 25 languages. In How To Make Customers Raving Fans, Blanchard advised that there are three secrets to creating raving fans:

o        Determine what you want to do
o        Discover what the customer wants to do
o        Deliver plus one percent.

Mr. Williams knew what he wanted to do: Continue to earn legal fees practicing securities law. He had discovered what the customer wanted to do: Go public using a reverse merger with a shell. Mr. Williams' firm decided to form and represent companies that would deliver that "product." This would give private companies a transaction structure that involved a merger with a shell. But his firm wanted the companies it formed and represented to do what Blanchard suggested and deliver the "plus one percent." To Mr. Williams, th74at meant not using a traditional shell or a traditional reverse merger transaction structure, because there was no way to eliminate all the problems he saw in that transaction structure.

His law firm decided that the way to deliver the "plus one percent product" that Blanchard referred to was to create companies that would use an entirely new transaction structure to take companies public through a reverse merger. Mr. Williams' firm started by forming from scratch shell companies for himself and for others. These would be brand new companies with no assets or operations. They would not have any of what Mr. Williams' firm felt were the problems of traditional shell transactions. These companies his firm represented would be the vehicle to take companies public by using the registration statements the SEC prescribes for use in merger transactions.

At first, Mr. Williams' firm decided to try to create the shells using a Rule 419 offering. But as the process really wasn't intended to raise money, this proved too cumbersome. Next, his firm formed and filed Form 10's for ten blank check shell companies. This, too, became cumbersome, so the firm formed blank check companies that didn't file Form 10's. As business has expanded, this process, too, has now become too cumbersome, and Mr. Williams' firm has decided it will no longer form or represent blank check companies. Instead, it will now form and represent acquisition companies only after the acquisition candidate has been identified.

Using this transaction structure, Mr. Williams' firm will be representing companies that:

o Meet the requirements of investors, shareholders and management of smaller companies that want, indeed demand, to go public through a reverse merger.

o These people want a reverse merger transaction. They want only a reverse merger transaction and nothing else. This transaction structure will provide them with the opportunity to go public through a reverse merger with a shell.

o Satisfy the new requirements in the regulatory environment for successfully going public.

o With recent regulatory changes, there are now two alternatives available to do a reverse merger in a way that meets the NASD's legal requirement for securing a listing on the over the counter bulletin board.

     o   Merge with a trading  shell and file a Form 8-K
     o Merge with a non-trading shell and become a mandatory SEC reporting company.

Mr. Williams' firm will not be involved in representing companies that utilize the first method, for all the reasons described above.

But remember, these transactions always start with the requirement that they must be structured as a reverse merger with a shell. It seemed to Mr. Williams' firm that if the transaction had to structured as a merger, the companies it represents should use the registration statement the SEC prescribes for issuance of shares in a merger transaction: Form S-4. After all, this form contains the same disclosure as other available alternative forms of registration statements. But Form S-4 is the most logical choice. Mr. Williams firm reasoned: Do a merger; 75use the form of registration statement the SEC prescribes for issuance of shares in a merger.

Mr. Williams' firm also thought, which has since been proven to be correct, that going public by registering shares issued in a merger under on Form S-4 would be a simpler process to explain, on behalf of the companies it represented, to investors, shareholders and management of private companies that want to go public through a reverse merger with a shell. Mr. Williams' firm tells these people:

o    You want to go public by merging with a shell.
o You want the transaction to be done in a way that complies fully with all federal securities laws, rules and regulations.
o To achieve your objective, you have to become an SEC reporting company in the process.
o    If you don't,  you can't get listed on the over the counter bulletin board.
o That means the transaction has to involve the filing and clearing of a registration statement with the SEC before you can become listed for trading.
o Companies we represent use the form the SEC prescribes for a registration statement involving a merger.
o    We file and clear this registration  statement with the SEC.
o    We close the merger.
o    The NASD processes and approves the market maker's Form 211 filing.
o You have now successfully gone public. You are a public, listed and trading company.

Mr. Williams' firm has found that this explanation makes it much easier for these individuals to understand the process being proposed.

A Form S-4 filing, coupled with a Form 8-A for companies with less than 300 shareholders in order to meet the mandatory reporting requirement, meets all the NASD's legal requirement for successfully going public through a reverse merger with a shell.

First Enterprise is not currently a company that is listed for trading on the over the counter bulletin board. Before securing approval of an application to be listed on the over the counter bulletin board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over the counter bulletin board for the surviving company.

Operations

First Enterprise Service Group does not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing the merger with Space Systems International have been and will continue to be paid with money in First Enterprise Service Group's treasury or loaned by management. This is based on an oral agreement between management and First Enterprise Service Group.

Employees

First Enterprise Service Group presently has no employees. Its officer and director is engaged in other business activities.

Selected Financial Data

--------------------------------------- ------------------------------------ -------------------------------------
                                         September 30, 2000 (unaudited)       December 31, 1999
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Total assets                            $    0                                 $     0
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Total liabilities                            0                                       0
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Equity                                       0                                       0
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Income                                  50,000                                       0
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Expenses                                53,750                                   3,079
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Net loss                                (3,750)                                 (3.079)
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Net loss per share                           0                                       0
--------------------------------------- ------------------------------------ -------------------------------------

Properties

First Enterprise Service Group is presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between First Enterprise and Mr. Williams. First Enterprise Service Group at present owns no equipment, and does not intend to own any.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of First Enterprise Service Group's common stock as of December 31, 2000 by

o    Each shareholder known to own beneficially more than 5% of the common stock
o    Each executive officer
o    Each director
o    All directors and executive officers as a group

      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      Name                                 Number of Shares        Percentage       Number of Shares         Percentage after
      ----                                 -----------------       -----------      -----------------        -----------------
                                           Pre-Merger              before merger    Post-Merger              merger
                                           ----------              -------------    -----------              ------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      Michael T. Williams(1)               1,000,000               33%              662,553                  4.5%
      2503 W. Gardner Ct. Tampa FL 33611
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      Kevin Lovely                         1,000,000               33%              50.000                   .3%
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      Len Aernoff, Esq.                    1,000,000               33%              50,000                   .3%
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      All directors and named executive    1,000,000               33%              662,553                   4.5%
      officers as a group (one person)
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------

     This table is based upon information derived from First Enterprise Service Group's stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Space Systems International believes that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 3,000,000 shares of common stock outstanding as of December 31, 2000 and 762,553 shares outstanding at the closing of the merger.

     (1) Of these 662,553 shares, 482,553 shares will be owned in the account of Michael Williams and Donna Williams, his wife, as tenants by the entireties. All sales decisions will be made exclusively by an account executive Raymond James and Associates or his successor.

The remaining shares are owned in a similar account as follows:

o 15,000 shares owned by Brandon Williams revocable trust. Brandon is the son of Mr. and Mrs. Williams.
o 15,000 shares owned by each of 10 of Mr. and Mrs. Williams nieces and nephews and a trust related to a family property in Vermont of which Mr. and Mrs. Williams are currently a beneficiary.

These shares were gifted by Mr. Williams to these individuals and entity on the date of formation of First Enterprise Service Group.

In connection with the merger, First Irving agreed to effect a reverse split in such that Mr. Williams and his family collectively will own 662,553 shares prior to the closing of the merger. Mr. Williams has agreed to return sufficient shares such that the shares owned by his family will not be reduced as a result of the reverse split. In addition, Mr. Lovely and Mr. Aernoff agreed that prior to the reverse split, they would return sufficient shares to First Enterprise for no consideration such that after the reverse split they will each own 50,000 shares of First Enterprise prior to the closing of the merger.

Mr. Williams may be deemed First Enterprise Service Group's founder, as that term is defined under the Securities Act of 1933.

     Directors and Executive Officers

The following table and subsequent discussion sets forth information about First Enterprise Service Group's director and executive officer, who will resign upon the closing of the Space Systems International merger. First Enterprise Service Group's director and executive officer was elected to his position in April, 1999.

            Name                          Age                    Title

      Michael T. Williams                  52            President, Treasurer and Director

Since 1975 Mr. Williams has been in the practice of law, initially with the US Securities and Exchange Commission until 1980, and since then in private practice. Originally his practice was a business and securities practice until mid 1992, when he also commenced a personal injury practice. In September 1997, he closed the personal injury practice and returned full time to a business and securities practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

                  Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to First Enterprise Service Group in all capacities during the period ended December 31, 2000, by its executive officer.

                  Summary Compensation Table

 Name and Principal Position            Annual Compensation - 2000
---------------------------            --------------------------
                                      Salary                  Bonus       Number of Shares Underlying Options
                                      ------                  -----
Michael T. Williams, President         None                    None                None


     Certain Relationships and Related Transactions

First Enterprise Service Group has agreed to pay Williams Law Group a fee of $60,000 for legal services in preparing this registration statement. It has agreed to pay Mr. Aernoff a fee of $10,000 for additional legal services provided in connection with this registration statement. First Enterprise believes these fees to be as favorable as could have been obtained from an unaffiliated party.

Upon formation, Messrs. Williams, Lovely and Aernoff were each issued 1,000,000 shares. In connection with the merger, First Irving agreed to effect a reverse split in which Mr. Williams' and his family's accounts collectively will own 662,553 shares prior to the closing of the merger. Mr.Williams has agreed to return sufficient shares to First Enterprise Service Group such that the number of shares owned by his family will not be reduced. In addition, Mr. Lovely and Mr. Aernoff agreed that prior to the reverse split, they would return sufficient shares to First Enterprise for no consideration such that after the reverse split they will each own 50,000 shares of First Enterprise prior to the closing of the merger.

     Legal Proceedings

First Enterprise is not a party to or aware of any pending or threatened lawsuits or other legal actions.

     Indemnification of directors and officers

First Enterprise Service Group's director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including First Enterprise Service Group's long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or First Enterprise Service Group's customers, the community in which it operates and the economy. Florida state law limits First Enterprise Service Group's director's liability.

First  Enterprise  Service   Group   has  agreed  to  indemnify   its  director,
meaning that it will pay for damages he incurs for properly acting as  director.

Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.


           DESCRIPTION OF FIRST ENTERPRISE SERVICE GROUP CAPITAL STOCK

The following information is as of December 31, 2000.

--------------------------------------- ------------------------------------ -------------------------------------
                                        Authorized Capital Stock             Shares Of Capital Stock Outstanding
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Common                                  50,000,000                           3,000,000
--------------------------------------- ------------------------------------ -------------------------------------
--------------------------------------- ------------------------------------ -------------------------------------
Preferred                               20,000,000                           none
--------------------------------------- ------------------------------------ -------------------------------------



Common stock

First Enterprise Service Group is authorized to issue 50,000,000 shares of no par common stock. As of December 31, 2000, there were 3,000,000 shares of common stock outstanding held of record by 16 stockholders. In connection with the merger, First Irving agreed to effect a reverse split in which Mr. Williams' and his family's accounts collectively will own 662,553 shares prior to the closing of the merger. Mr.Williams has agreed to return sufficient shares to First Enterprise Service Group such that the number of shares owned by his family will not be reduced.

 . In addition, Mr. Lovely and Mr. Aernoff agreed that prior to the reverse split, they would return sufficient shares to First Enterprise for no consideration such that after the reverse split they will each own 50,000 shares of First Enterprise prior to the closing of the merger. There will be 13,797,703 shares of common stock, plus an additional 1,000,000 shares issuable upon the closing of the merger, outstanding after giving effect to the issuance of the shares of common stock under this prospectus.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.
80
Preferred stock

First Enterprise Service Group is authorized to issue 20,000,000 shares of Class A preferred stock. First Enterprise will issue in the merger to Class A preferred stockholders of Space Systems International preferred stock, 7,120,720 shares of Class A preferred stock with the same rights and preferences as Space Systems International Class A preferred stock. Issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. First Enterprise currently have no plans to issue any additional shares of preferred stock.

Options

First Enterprise will issue options with the same terms and conditions as the Space Systems International options described above in connection with the merger.

Dividends

First Enterprise Service Group has never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent And Registrar

First Enterprise Service Group is the transfer agent and registrar for First Enterprise Service Group's common stock.

COMPARISON OF RIGHTS OF FIRST ENTERPRISE SERVICE GROUP STOCKHOLDERS AND SPACE SYSTEMS INTERNATIONAL STOCKHOLDERS

Because First Enterprise Service Group will change its state of incorporation, articles and bylaws to be the same as those of Space Systems International, the rights of stockholders of Space Systems International will not change as a result of the merger.

                              AVAILABLE INFORMATION

Neither Space Systems International nor First Enterprise Service Group are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, information statements or other information with the Commission. First Enterprise Service Group has filed with the Commission a registration statement on Form S-4 under the Securities Act. Thus, it will be a subject to the reporting requirements of the Exchange Act during the year in which this registration statement is declared effective. Thereafter, it will continue to be subject to these requirements by filing a registration statement to81 register its class of common stock under section 12 of the Exchange Act on Form 8-A. This prospectus constitutes the prospectus of First Enterprise Service Group that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

                                     EXPERTS

The financial statements of First Enterprise Service Group, Inc. as of and for the period April 6, 1999 (Date of Incorporation) through December 31, 1999 also included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Kingery Crouse & Hobl P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing. The financial statements of Space Systems International Corporation as of February 29, 2000 and February 28, 1999 and for the years then ended also included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, San Diego, California, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the shares of First Enterprise Service Group common stock being offered by this information statement/prospectus and certain federal income tax matters related to the exchange are being passed upon for First Enterprise Service Group by Williams Law Group, P.A., Tampa, FL. Mr. Williams is the sole officer and director of and owns 1,000,000 shares pre merger and 662,553 shares post merger of the stock of First Enterprise Service Group.

SPACE SYSTEMS INTERNATIONAL CORPORATION

                              FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITOR'S REPORT

           For the Years Ended February 29, 2000 and February 28, 1999

                     SPACE SYSTEMS INTERNATIONAL CORPORATION


                                TABLE OF CONTENTS

INDEPENDENT AUDITOR'S REPORT....................................................................................F-1

FINANCIAL STATEMENTS

   Balance Sheets as of February 29, 2000 and February 28, 1999.................................................F-2

   Statements of Operations for the years ended February 29, 2000 and February 28, 1999 ........................F-3

   Statements of Changes in Stockholders' Equity for the years ended February 29, 2000 and February 28, 1999 ...F-4

   Statements of Cash Flows for the years ended February 29, 2000 and February 28, 1999 ....................5 - F-6

NOTES TO FINANCIAL STATEMENTS............................................................................F-7 - F-17

INTERIM UNAUDITED FINANCIAL STATEMENTS

   Balance Sheet as of November 30, 2000 (Unaudited)...........................................................F-18

   Statements of Operations for the three and nine months ended November 30, 2000 and 1999 (Unaudited).........F-19

   Statement of Changes in Stockholders' Equity for the nine months ended November 30, 2000 (Unaudited)........F-20

   Statements of Cash Flows for the nine months ended November 30, 2000 and 1999 (Unaudited)...................F-21

NOTES TO THE INTERIM UNAUDITED FINANCIAL STATEMENTS............................................................F-22

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
Space Systems International Corporation

We have audited the accompanying balance sheets of Space Systems International Corporation (the "Company"), as of February 29, 2000 and February 28, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Space Systems International Corporation as of February 29, 2000 and February 28, 1999, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations, has limited operating revenue and limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




San Diego, California                               PANNELL KERR FORSTER
June 15, 2000                                   Certified Public Accountants
A Professional Corporation


                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                                 BALANCE SHEETS
                     February 29, 2000 and February 28, 1999


                                     ASSETS
                                                                            2000           1999
                                                                         ----------     ----------
Current assets
     Cash                                                               $ 37,193       $   88,093
     Accounts receivable                                                  87,548           19,650
     Common stock subscriptions receivable                                56,000               -
     Prepaid expenses                                                          -           21,706
     Deferred consulting fees                                            500,712               -
                                                                         ----------      ----------

     Total current assets                                                681,453          129,449
                                                                        -----------     -----------

Noncurrent assets
     Furniture and equipment, net of accumulated depreciation
        of $3,692 and $2,893 at February 29, 2000 and February
        28, 1999, respectively                                             2,397            3,196
     Other noncurrent assets                                                 397              397
                                                                        -----------      -----------

     Total noncurrent assets                                               2,794            3,593
                                                                        -----------       -----------

     Total assets                                                     $  684,247        $ 133,042
                                                                       ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable and accrued liabilities                         $  264,490        $ 90,041
     Notes payable                                                        44,079          28,300
     Deferred revenue                                                     34,700              -
                                                                        -----------      -----------

     Total current liabilities                                           343,269         118,341
                                                                        -----------      -----------

Commitments and contingencies (Notes 1, 7 and 9)

Stockholders' equity
     Preferred stock, $.0001 par value, 25,000,000
       shares authorized; 7,120,720 and 0 shares issued and
       outstanding in 2000 and 1999, respectively                            712              -
     Common stock, $.0001 par value, 50,000,000
       shares authorized; issued and outstanding:
       13,035,150 and 10,300,150 shares in 2000 and
       1999, respectively; 1,000,000 and 0 shares
       issuable in 2000 and 1999, respectively                             1,404           1,030
     Contributed and paid in capital                                   2,418,499         628,974
     Common stock subscriptions receivable                               (50,000)        (25,000)
     Accumulated deficit                                              (2,029,637)       (590,303)
                                                                        -----------      -----------

     Total stockholders' equity                                          340,978          14,701
                                                                        -----------      -----------

     Total liabilities and stockholders' equity                        $ 684,247        $133,042
                                                                        ===========      ===========


                 The accompanying notes are an integral part of
                           the financial statements.

                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                            STATEMENTS OF OPERATIONS
           For the years ended February 29, 2000 and February 28, 1999


                                                              2000        1999
                                                          ----------   --------
Revenues
     Sales                                               $      -      $ 19,226
     Consulting                                            897,321       39,300
                                                         ----------- ----------

     Total revenues                                        897,321       58,526
                                                         ----------- ----------

Cost of revenues                                           560,161       10,341
                                                         ----------- ----------

     Gross margin                                          337,160       48,185
                                                         ----------- ----------

Expenses
     Operating expenses                                    656,291      384,153
     Consulting expenses                                 1,093,710      117,000
     Interest expense                                       26,493        2,097
                                                         ----------- ----------

     Total expenses                                      1,776,494      503,250
                                                         -----------  ---------

Net loss                                               $(1,439,334)  $(455,065)
                                                         ===========  =========

Basic and diluted net loss per share                   $     (0.13)  $   (0.05)
                                                         ===========  =========

Shares used to compute basic and diluted
      net loss per share                                11,028,067    9,464,417
                                                         ===========  =========

                 The accompanying notes are an integral part of
                           the financial statements.

                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
          For the years ended February 29, 2000 and February 28, 1999



                                Preferred Stock         Common Stock             Common      Contributed
                             --------------------------------------------------- Stock          and                        Total
                                                                               Subscriptions  Paid In    Accumulated   Stockholders'
                              Shares     Value       Shares        Value        Receivable    Capital       Deficit        Equity
                            ----------- -----------  -----------  ----------   ------------  -----------  ------------     ------
   February 28, 1998                 -   $   -       8,900,150    $   890       $   (170)     $  115,104   $ (135,238)   $ (19,414)

Issuance of common
   stock options to
   consultants                       -       -              -          -               -         117,000           -       117,000

Common stock issued                  -       -       1,350,000        135         (15,000)       386,875           -       372,010

Common stock issued
   to related parties                -       -          50,000          5         (10,000)         9,995           -            -

Common stock
   subscription received             -       -              -          -              170             -            -           170

Net loss                             -       -              -          -               -              -      (455,065)     (455,065)
                             ---------  ----------   ----------  ----------     -----------    ----------    --------   -----------

Balance at
   February 28, 1999                 -       -      10,300,150      1,030         (25,000)       628,974     (590,303)       14,701

Preferred stock issued       7,120,720      712             -          -               -              -             -           712

Issuance of common
   stock on exercise
   of options                        -       -         785,000         79              -              -             -            79

Issuance of common
   stock options to
   consultants                       -       -              -          -               -         214,820            -       214,820

Common stock issued
   (see Notes 9 and 11)              -       -        2,150,000       215         (81,000)     1,074,805            -       994,020

Common stock canceled
   due to non-performance
   of services                       -       -         (200,000)      (20)             -              -             -           (20)

Issuable common stock
   (see Notes 9 and 11)              -       -        1,000,000       100              -          499,900           -       500,000

Common stock
   subscriptions receivable          -       -               -          -           56,000            -             -        56,000

Net loss                             -       -               -          -              -              -     (1,439,334)  (1,439,334)
                             ---------  ----------  ----------     ---------      ---------      ---------  -----------  -----------

Balance at
   February 29, 2000          7,120,720  $  712      14,035,150   $  1,404      $  (50,000)     2,418,499  $ (2,029,637) $  340,978
                            ==========  ===========  ==========  ==========     ==========     ==========  ============  ===========


                 The accompanying notes are an integral part of
                            the financial statements.


                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                            STATEMENTS OF CASH FLOWS
          For the years ended February 29, 2000 and February 28, 1999

                                                               2000              1999
                                                             --------           --------
Cash flows from operating activities:
   Net loss                                                 $  (1,439,334)     $ (455,065)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
       Depreciation                                                   799             799
       Common stock issued for services                           878,890              -
       Common stock options granted to consultants                214,820         117,000
   Changes in operating assets and liabilities:
     Increase in accounts receivable                              (67,898)        (19,650)
     Increase in other noncurrent assets                               -             (397)
     Decrease in organization expenses                                 -            7,456
     Decrease (increase) in prepaid expenses                       21,706         (21,706)
       Increase in deferred revenues                               34,700              -
       Increase in accounts payable and accrued expenses          174,449          80,184
                                                                 ---------       ----------

       Net cash used in operating activities                     (181,868)       (291,379)
                                                                 ---------       ----------

Cash flow from financing activities:
   Issuance of common stock                                       115,189          372,180
   Borrowings on notes payable                                     36,602           25,214
   Repayments of notes payable                                    (20,823)         (18,114)
                                                                  ---------      ----------

       Net cash provided by financing activities                  130,968          379,280
                                                                  ---------       ---------

Net (decrease) increase in cash                                   (50,900)          87,901

Cash at beginning of year                                          88,093              192
                                                                  ---------       ----------

Cash at end of year                                             $  37,193        $  88,093

                                                                 =========       ===========

                 The accompanying notes are an integral part of
                            the financial statements.

                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                      STATEMENTS OF CASH FLOWS (Continued)
           For the years ended February 29, 2000 and February 28, 1999

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                           2000               1999
                                         --------            -------

Cash paid during the period for:

       Income taxes                     $     -             $     -
                                          ========          ========

       Interest                         $  26,493           $  2,097
                                          ========          ========

Supplemental disclosure of noncash investing and financing activities:

During the year ended February 29, 2000, the Company entered into an agreement to issue 1,000,000 shares of restricted common stock to a consultant after giving effect to the merger with First Enterprise Service Group, Inc. for services to be rendered during the initial term of the consulting agreement (one year) (see Notes 9 and 11). The shares have been valued at $.50 per share, $500,000 in total, based on the anticipated offering of shares.

During January 2000, 7,120,720 shares of convertible preferred stock were issued by the Company. The shares are convertible based on the attainment of certain revenue goals of the Company. The shares have been valued at par value of $.0001 per share, $712 in total, due to the uncertainty of the attainment of the revenue goals for conversion into common stock. The conversion feature expires two years after the date of issue.

During January 2000, 325,000 and 100,000 shares of common stock were sold and issued to consultants at $.18 and $.20 per share, respectively, and secured by notes receivable for a total of $81,000. Of this amount, $56,000 was received subsequent to February 29, 2000. The shares have been valued at $.50 per share based on the anticipated offering of shares.

Effective March 1, 1998, the Company exchanged 7,200,150 shares of common stock for all of the assets and liabilities of Space Liaison and Imaging Corporation. The value of the assets and liabilities acquired were $4,303 and $31,056, respectively.

                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
           For the years ended February 29, 2000 and February 28, 1999



NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Organization

Space Systems International Corporation (the "Company") was incorporated in Delaware on February 19, 1998. The Company provides technology and consulting to corporations and governments requiring solutions to telecommunications and remote sensing of the environment. The Company provides an integrated system approach to the problem by utilizing existing capabilities among sub contractors.

Effective March 1, 1998, the Company acquired all of the assets and liabilities of Space Liaison and Imaging Corporation ("SLIC") in exchange for the issuance of 7,200,150 shares of common stock of the Company. The transaction has been accounted for as an exchange between entities under common control and was accounted for at historical cost. Accordingly, the accompanying financial statements have been presented as if Space Liaison and Imaging Corporation and Space Systems International Corporation were one company.

In June 1999, the Company's Board of Directors approved a merger between the Company and First Enterprise Service Group, Inc. ("FESG"). The merger will close after the Securities and Exchange Commission ("SEC") declares FESG's registration statement effective and each shareholder of the Company's common and preferred stock will receive one like share of FESG stock. The transaction will be accounted for as a reverse merger with a public shell. Accordingly, the financial statements will be presented as if the Company had always been a part of FESG.

   New Accounting Standards

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including instruments embedded in other contracts and for hedging activities. It requires recognition of all derivatives as either assets or liabilities in the balance sheet and measurement of those instruments at fair value. The new standard becomes effective for fiscal years beginning after June 15, 2000. Management does not expect this statement to have a material effect on the Company's financial statements.

   Furniture and Equipment

Furniture and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which range from two to five years.

---------------------------------------------------------

   Long Lived Assets

The Company applies the provisions of SFAS No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and periodically evaluates whether events or circumstances have occurred that may affect the estimated useful life or the recoverability of long-lived assets. The Company performs this evaluation for each individual long lived asset. Impairment is triggered when the estimated future cash flows do not exceed the carrying amount. Impairment will be measured on the difference between the carrying amount and the fair value of such asset determined using the future cash flows. No impairment of long lived assets has been recognized as of February 29, 2000 and February 28, 1999.

   Revenue Recognition

The Company generally recognizes revenue when technology is shipped or when consulting services are rendered to customers. Revenue from consulting services contracts is recognized ratably over the term of the service contract. It is the Company's policy to recognize revenue when all obligations under the contract have been fulfilled.

   Major Customers

During May 1999, the Company entered into a contractual agreement with a "Fortune 500 Company" to provide consulting services in Russia via Company employees located in Russia on an as-needed basis. Approximately 96% of total revenues for the fiscal year ended February 29, 2000 were generated from this contact.

   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the amounts of revenues and expenses reported during the reporting period. Actual results could differ from those estimates.

   Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
           For the years ended February 29, 2000 and February 28, 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------

Net (Loss) Per Share

Basic net (loss) per common share excludes dilution and is computed by dividing net (loss) by the weighted average number of common shares outstanding during the reported periods. Diluted net (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised. For the years ended February 29, 2000 and February 28, 1999, the effects of stock options and other commitments to issue 3,000,000 and 585,000 shares of common stock, respectively, are not considered in the calculation as they are anti-dilutive.

Fair Value of Financial Instruments

The Company believes that the recorded values of its financial instruments approximates their fair value at the balance sheet date due to their immediate short-term maturity.

   Stock Based Compensation

In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This standard encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments based on a fair-value method of accounting.

Companies that do not choose to adopt the expense recognition rules of SFAS No. 123 will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion ("APBO") No. 25, but will be required to provide proforma disclosures of the compensation expense determined under the fair-value provisions of SFAS No. 123. APBO No. 25 requires no recognition of compensation expense for most of the stock-based compensation arrangements provided by the Company, namely, option grants where the exercise price is equal to the market price at the date of the grant.

The Company has opted to follow the accounting provisions of APBO No 25 for stock-based compensation and to furnish the pro forma disclosures required under SFAS No. 123. See Note 7 discussion and disclosures for option grants required under SFAS No. 123.

   Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations, has limited operating revenue and limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

---------------------------------------------------------

   -------------

The Company's continuation as a going concern is dependent upon its ability to raise capital from outside sources, generate sufficient cash flow from operations and ultimately to attain profitability. In order to do this, the Company intends to continue to pursue telecommunications opportunities in Russia in order to expend its presence and utilize its existing resources in Russia. If in the event that this market is slower to develop than expected, the Company will pare back its Russian resources in order to reduce expenses and maintain its viability. The Company's management is also exploring various alliances with certain technology companies to enhance their product and service offerings. The management's overall goal is to integrate the products from these companies into the Company's overall strategy. The Company will also attempt to raise additional funds should they be required to continue its operations.

NOTE 2 - PREPAID EXPENSES

Prepaid expenses at February 28, 1999 represent the remaining amount of costs incurred for issuance policies covering directors and officers and general liability. The policies were financed by the finance company.

NOTE 3 - DEFERRED CONSULTING FEES

Deferred consulting fees at February 29, 2000 represent the issuance of 7,120,720 shares of convertible preferred stock during January 2000 at a fair value of $.0001 (par value) and 1,000,000 shares of restricted common stock at a fair value of $.50. The charges for the preferred stock issuance will be expensed when the conversion to common stock takes place (shares are convertible based on the attainment of certain revenue goals) or the conversion feature expires. The charges for the common stock will be expensed after giving effect to the merger with First Enterprise Service Group, Inc. as services are rendered during the initial term of the consulting agreement of one year (see Notes 9 and 11).

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at February 29 and February 28, respectively, consist of:

                                          2000               1999
                                        ----------        -----------

Accounts payable trade                $  99,229          $  22,541
Accrued professional fees                41,668                 -
   Accrued salaries                     123,593             67,500
                                       -----------        -----------

                                      $ 264,490          $  90,041
                                       ===========        ============

NOTE 5  - NOTES PAYABLE

   Notes payable at February 29 and February 28, respectively, consists of :
                                                              2000         1999
                                                            --------    --------
   Note payable to a bank, interest payable monthly at
   11.37% per annum, principal amount due on demand        $ 35,315    $     -

   Note payable to a bank, interest payable monthly at
   14.50% and 13.50% per annum, respectively,
   principal amount due on demand                             8,764       13,149

Note payable to a finance company,
   interest payable monthly at 12.38% per annum                  -        15,151
                                                               -----------------

                                                           $  4,079    $  28,300
                                                           ==========  =========

   The Company had unused lines of credit of $25,921 and $6,851 at February 29, 2000 and February 28, 1999, respectively.

NOTE 6  - INCOME TAXES

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The tax effect of temporary differences consisted of the following as of February 29 and February 28, respectively:
                                                          2000             1999
                                                        --------         -------
   Deferred tax assets:
      Net operating loss carry forwards                $ 520,000       $  90,000
      Compensation element of stock options issued       152,000          66,000
      Cash basis accounting for tax purposes              70,000          19,000
      Other                                               12,000          11,000
                                                        --------        --------

         Gross deferred tax assets                       754,000         186,000

   Less valuation allowance                             (754,000)      (186,000)
                                                       ----------    -----------

                                                       $      -        $     -
                                                       ==========     ==========

Realization of deferred tax assets is dependant upon sufficient future taxable income during the period that deductible temporary differences and carryforward are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The Company's valuation allowance increased by $568,000 from 1999.

----------------------

As of February 29, 2000, the Company has net operating loss carry-forwards for both federal and state income tax purposes. Federal and state net operating loss carry-forwards totaling approximately $1,080,000 begin to expire in 2019 and 2004, respectively. Due to federal and state laws, the availability of the operating loss carry-forwards may be limited if a cumulative change in the Company's ownership results in a change in control. The Company believes such a change has not taken place during the years ended February 29, 2000 and February 28, 1999. Due to federal and state tax rules the net operating losses of Space Liaison and Imaging Corporation are not transferrable to the Company.

   A reconciliation of the effective tax rates with the federal statutory rate is as follows for the years ended February 29 and February 28, respectively:

                                                           2000          1999
                                                          -------      --------

   Income tax benefit at 35% statutory rate            $(504,000)      $159,000)
   Change in valuation allowance                         568,000        186,000
   Non deductible expenses                                 6,000          3,000
   State income taxes, net                               (85,000)       (27,000)
   Other                                                  15,000         (3,000)
                                                        ---------      --------

                                                       $      -         $    -
                                                        =========      ========

NOTE 7 - STOCKHOLDERS' EQUITY

   Preferred Stock

   During January 2000, the Company issued 7,120,720 shares of convertible preferred stock for consulting services. These shares have no dividend rights and no mandatory right of redemption. The liquidation preference amount for the shares is equal to the par value per share. Each share of preferred stock is entitled to one vote for each share of common stock issuable upon conversion of the preferred stock on each matter on which shareholders of common stock are entitled to vote. The preferred stock shall not vote as a separate class, but shall vote jointly with holders of common stock. The shares shall become convertible when the Company achieves gross annual sales of $1,000,000 over a twelve month period. The conversion feature expires two years after the date of issue.

-----------------------------

   Common Stock

During fiscal 1999, the Company granted options to acquire common stock to a consultant. The consulting agreement called for options to be granted as follows: options to purchase 150,000 shares of common stock at an exercise price of $.0001 per share upon execution of the consulting agreement, options to acquire 200,000 shares of common stock at an exercise price of $.0001 per share upon the introduction and successful acquisition of SLIC (these options were granted March 1, 1998) (see Note 1) and options to acquire 200,000 shares of common stock at an exercise price of $.0001 per share upon the entry into any contractual relationship with a specified company (thses options were granted February 9, 2000) (all of these events have occurred as of February 29, 2000). The consulting agreement is effective for a period which extends for twenty-four months from the date of the agreement (See Note 9). All of the options have been exercised as of February 29, 2000. For the years ended February 29, 2000 and February 28, 1999 the Company recorded compensation expense in accordance with the grant of options to this consultant amounting to $99,982 and $70,000, respectively. The options granted during the fiscal year ended February 28, 1999 have been valued based on the proximate cash issuances. The options granted during the fiscal year ended February 29, 2000 have been valued based on the anticipated offering price of the Company's pending Form S-4 Registration Statement ("Registration Statement").

During May 1998, the Company granted an option to acquire 235,000 shares of common stock to a consultant at an exercise price of $.0001 per share exercisable January 1, 1999 through June 30, 2000. All of the options have been exercised as of February 29, 2000. For the year ended February 28, 1999 the Company recorded compensation expense in accordance with the grant of options to this consultant amounting to $47,000. These options have been valued based on the proximate cash issuances.

During November and December 1999, the Company granted options to acquire a total of 3,000,000 shares of common stock to consultants. The options are exercisable at $.50 per share and expire one year after the Company's common stock becomes publicly traded. For the year ended February 29, 2000 the Company recorded compensation expense in accordance with the grant of options to these consultants amounting to $114,838. These options have been valued based on the anticipated offering price of the Company's pending Registration Statement.

During fiscal 1999, the Company entered into a consulting agreement which granted the consultant options to acquire 500,000 shares of common stock at an exercise price of $1.00 per share. The options become exercisable upon the Securities and Exchange Commission effecting a Registration Statement submitted by the Company and the Company's common stock quoted average closing bid being at least $5.00 per share for ten trading days. If both conditions have not been met within twelve months of an effective Form 10-SB, the options to purchase common stock are cancellable by the Company. These options expire five years after they become exercisable. These options are not exercisable as of February 29, 2000.

-----------------------------

   Stock option plans

The Company has elected to account for incentive grants and grants under its Plan following APBO No. 25 and related interpretations. The Company did not issue any options under APBO No. 25 and accordingly, no compensation costs have been recognized for the years ended February 29, 2000 and February 28, 1999 and no pro forma disclosures under SFAS No. 123 are required. Under SFAS No. 123, the fair value of each option granted will be estimated on the measurement date utilizing the then current fair value of the underlying shares, as estimated by management, less the exercise price discounted over the expected life of the options.

   Stock option summary

   Under SFAS No. 123, the fair value of each option granted during the years ended February 29, 2000 and February 28, 1999 was estimated on the measurement date utilizing the then current fair value of the underlying shares, as estimated by management, less the exercise price discounted over the expected life of the options ranging between one and five years, with an average risk free interest rate ranging between 5.82% and 6.29%, price volatility of .10 and no dividends.

Had compensation cost for all awards been determined based on the fair value method as prescribed by SFAS No.123, reported net income (loss) and net income
(loss) per common share would have been as follows:

                                                   February 29,    February 28,
                                                     2000             1999
                                                    -----------   --------------
        Net income (loss):
           As reported                             $ (1,439,334)  $ (455,065)
           Pro forma                               $ (1,439,334)  $ (455,065)
        Basic and diluted net (loss) per share:
           As reported                             $       (.13)  $     (.05)
           Pro forma                               $       (.13)  $     (.05)

NOTE 7 - STOCKHOLDERS' EQUITY (Continued)
-----------------------------

A summary of the activity of the stock options for the years ended February 29, 2000 and February 28, 1999 is as follows:

                                                       Year ended                        Year ended
                                                   February 29, 2000                   February 28, 1999
                                            ----------------------------------      ----------------------------
                                                                  Weighted                           Weighted
                                                                  Average                            Average
                                                                  Exercise                           Exercise
                                                   Shares          Price            Shares           Price
                                            ---------------------------------    -----------------------------------
        Outstanding at beginning of
           period                                  1,085,000     $  .46           500,000           $  1.00
        Granted                                    3,200,000        .47           585,000             .0001
        Exercised                                   (785,000)     .0001                -                -
        Forfeited                                         -          -                 -                -
        Expired                                           -          -                 -                -
                                            --------------------------------     ----------------------------------

        Outstanding at end of period               3,500,000     $  .57         1,085,000          $    .46
                                            ==================================== ======================================

        Exercisable at end of period               3,000,000     $  .50           585,000          $  .0001
                                            ==================================== ========================================

        Weighted-average fair value
           of options granted during
           the period                                            $  .07                            $    .20
                                                               ==========                          ==========

      Weighted-average remaining
           contractual life of options
      outstanding at end of period                                  1.2 years                           3.2 years
                                                                   ===========                          =========

NOTE 8  - RELATED PARTY TRANSACTIONS

During June 1998, the Company's CEO purchased 30,000 shares of common stock via the issuance of a promissory note in the amount of $6,000. The note is secured by the common stock and bears interest at 8.5% per annum and is due on demand.

During June 1998, the Company's Vice President purchased 20,000 shares of common stock via the issuance of a promissory note in the amount of $4,000. The note is secured by the common stock and bears interest at 8.5% per annum and is due on demand.

NOTE 9  - COMMITMENTS AND CONTINGENCIES

During fiscal 1999, the Company entered into a consulting agreement which calls for payment of $150,000 per year for two years for services to be rendered. This payment of these fees is contingent upon and begins with the Company's commencement of trading on any publicly traded market and is payable in a lump sum at the end of the end of the two year term. In addition the agreement calls for a payment of $60,000 upon the commencement of the Company's stock trading on any public market. The agreement also provides for the granting of up to 550,000 options to purchase the Company's common stock at an exercise price of $.0001 per share (see Note 7).

   The Company also entered into a financing agreement with a financing company whereby the financing company will make short term advances to the Company for foreign payroll needs. These advances are secured by specific billings of the Company related to the contractual agreement with Russia (see Note 1 "Major Customers").

In conjunction with the acquisition of the assets and liabilities of Space Liaison and Imaging Corporation, a dissolved corporation which had common ownership with the Company, the Company obtained the rights to certain outstanding contract proposals which were initiated by Space Liaison and Imaging Corporation. The Company has not assigned any value to these rights as of February 29, 2000.

The Company has adopted the Incentive Compensation Plan and the Equity Incentive Plan. The Incentive Compensation Plan covers all employees, is determined by measured performance and is based on a percentage of annual salary. The Equity Incentive Plan covers directors, officers and certain key employees of the Company. Under the Equity Incentive Plan, participants may be granted Incentive Stock Options or Non-Qualified incentive stock options. In no case may options be granted at less than fair market value of the underlying common stock. The Company has reserved 1,000,000 common shares for issuance under the Equity Incentive Plan. There was no activity under this Plan during the years ended February 29, 2000 and February 28, 1999.

The Company leases its office facility on a one year term with monthly lease payments of $300. This lease expired April 2000 and is continuing on a month to month basis.

   Subsequent to fiscal 2000, the Company canceled a contract by and between it and a consultant (the "Consultant"). The Consultant's counsel has threatened litigation if the Company does not perform its obligations under the contract (see Note 11). No legal action has yet been filed by the Consultant. The Company believes that it acted appropriately in canceling the contract and does not believe it has any liability in this matter.

NOTE 10  - SERVICE AGREEMENT

During February 2000, the Company entered into a Frame Service agreement with Metrosvyaz Ltd. (the "Customer") to provide technical services to the Customer for the integration, installation and testing of wireless communications (CDMA) systems for the Customer's clients in Russia. This agreement expires on February 4, 2002, unless sooner terminated by either party with seven days notice in writing. There was no service provided under this agreement as of February 29, 2000.


NOTE 11  - SUBSEQUENT EVENT

During May 2000, the Company canceled a contract with a consultant under which 450,000 shares of the Company's common stock were issued, but never delivered to the consultant, and 1,000,000 shares of the Company's restricted common stock were reserved for issuance to the Consultant after giving effect to the merger with FESG (see Note 9). The Company then entered into contractual agreements with two other consultants to perform the services required for compensation of the same type and number of shares.

                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                                  BALANCE SHEET
                          November 30, 2000 (Unaudited)


                                     ASSETS

Current assets
   Cash                                                              $   36,655
   Accounts receivable                                                    8,900
   Prepaid expenses                                                          -
   Deferred charges on stock issuance                                   500,712
                                                                      ---------

   Total current assets                                                 546,267
                                                                      ---------

Noncurrent assets
   Furniture and equipment, net of accumulated depreciation
      of $3,692                                                           2,397
   Other noncurrent assets                                                  397
                                                                          -----

   Total noncurrent assets                                                2,794
                                                                         ------

   Total assets                                                       $ 549,061
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued liabilities                           $ 288,921
   Notes payable                                                         53,665
                                                                        -------

   Total current liabilities                                            342,586
                                                                       --------

Commitments and contingencies

Stockholders' equity
   Preferred stock, $.0001 par value, 25,000,000
     shares authorized; 7,120,720 issued and outstanding                    712
   Common stock, $.0001 par value, 50,000,000
     shares authorized; issued and outstanding:
      shares; 1,000,000 shares  issuable                                  1,404
   Contributed and paid in capital                                    2,418,499
   Common stock subscriptions receivable                                (50,000)
   Accumulated deficit                                               (2,164,140)
                                                                     -----------

   Total stockholders' equity                                           206,475
                                                                     -----------

   Total liabilities and stockholders' equity                         $ 549,061
                                                                      =========
                                      F-18


                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                            STATEMENTS OF OPERATIONS
   For the three and nine months ended November 30, 2000 and 1999 (Unaudited)


                                        Three months ended              Nine months ended
                                          November 30,                    November 30,
                                        2000          1999              2000         1999
                                        -------------------            ---------------------
                                      (Unaudited) (Unaudited)       (Unaudited)  (Unaudited)
Revenues
   Consulting                        $   41,341   $ 244,923        $  364,062    $ 758,286
                                       --------------------           ----------------------

   Total revenues                        41,341     244,923           364,062      758,286
                                       --------------------           ----------------------

Cost of revenues                         38,216     129,822           278,487      421,137
                                       --------------------           ----------------------

   Gross margin                           3,125     115,101            85,575      337,149
                                       --------------------           ----------------------

Expenses
   Operating expenses                    12,394     147,487           214,910      430,227
   Consulting expenses                       -           -                 -            -
   Interest expense                       2,598       9,522             5,168       22,639
                                       --------------------           ----------------------

   Total expenses                        14,992     157,009           220,078      452,866
                                       --------------------           ----------------------

Net loss                              $ (11,867)   $(41,908)         (134,503)    (115,717)
                                       ====================           ======================

Basic and diluted net loss per share  $   (0.00)   $  (0.00)            (0.01)       (0.01)
                                       ====================           ======================

Shares used to compute basic
   and diluted net loss per share    14,300,150  10,300,150        13,173,227   10,300,150
                                       ====================           ======================

                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            For the nine months ended November 30, 2000 (Unaudited)



                                                                              Common     Contributed
                                 Preferred Stock        Common Stock           Stock        and                         Total
                             ---------------------------------------------- Subscriptions  Paid In      Accumulated   Stockholders'
                               Shares     Value      Shares      Value       Receivable    Capital       Deficit        Equity
                             ----------- ---------  -----------  ---------- ------------  ------------  -------------   ------
Balance at
   February 29, 2000          7,120,720  $   712    14,035,150  $   1,404   $  (50,000)  $  2,418,499  $ (2,029,637)   $   340,978

UNAUDITED INFORMATION:

Net loss for the nine
   months ended
   November 30, 2000                 -        -            -           -            -             -        (134,503)      (134,503)
                             ----------  -----------  -----------  ----------   ----------  ------------   ----------   -----------

Balance at
   November 30,
   2000 (Unaudited)           7,120,720  $   712    14,035,150  $    1,404   $  (50,000)  $  2,418,499  $ (2,164,140)   $  206,475
                             ========== ==========  ==========   ==========   ===========  ============  ============  ============

                     SPACE SYSTEMS INTERNATIONAL CORPORATION


                            STATEMENTS OF CASH FLOWS
        For the nine months ended November 30, 2000 and 1999 (Unaudited)

                                                     2000              1999
                                                   --------           ---------

Cash flows from operating activities:
   Net loss                                      $ (134,503)         $ (115,717)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
       Depreciation                                      -                  400
   Changes in operating assets and liabilities:
     Decrease (increase) in accounts receivable      78,648             (51,051)
       Decrease in prepaid expenses                      -               21,706
     Decrease in deferred revenues                  (34,700)                 -
       Increase in accounts payable
           and accrued expenses                      24,431              47,936
                                                  ---------           ---------

       Net cash used in operating activities        (66,124)            (96,726)
                                                  ---------           ---------

Cash flow from financing activities:
   Proceeds from share issuances                     56,000                  -
   Borrowings on notes payable                       11,071             115,000
   Repayments of notes payable                       (1,485)            (19,635)
                                                   ---------          ---------

       Net cash provided by financing activities     65,586              95,365
                                                   --------            --------

Net decrease in cash                                   (538)             (1,361)

Cash at beginning of period                          37,193              88,093
                                                   --------           ---------

Cash at end of period                             $  36,655          $   86,732
                                                  ==========          =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
                                                    2000              1999
                                                  ---------        -----------
Cash paid during the period for:

       Income taxes                              $     -            $     -
                                                   ========          ========

       Interest                                  $  5,168           $ 22,639
                                                   ========          ========

NOTE 1 - BASIS OF PRESENTATION



                     SPACE SYSTEMS INTERNATIONAL CORPORATION
                 NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS
                For the nine months ended November 30, 2000 and 1999


   In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of the consolidated financial position of Space Systems International Corporation as of November 30, 2000, and the results of operations and cash flows for the nine months ended November 30, 2000 and 1999. The results of operations for the nine months ended November 30, 2000 are not necessarily indicative of results that may be expected for the full year. These financial statements are unaudited and do not include all related footnote disclosures. These financial statements should be read in conjunction with the consolidated financial statements for the years ended February 29, 2000 and February 28, 1999 and the notes thereto included in the Company's audited consolidated financial statements included elsewhere in this registration statement.

NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable at November 30, 2000 of $8,900 consist principally of amounts due for consulting services.

NOTE 3 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at November 30 consist of:

                                                                 2000

Accounts payable trade                                          $ 122,828
   Accrued salaries                                               166,093
                                                                 ---------

                                                                $ 288,921

NOTE 4  - NOTES PAYABLE

   Notes payable at November 30 consists of :
                                                                  2000
   Note payable to a bank, interest payable monthly at
   11.62% per annum, principal amount due on demand             $  45,000

   Note payable to a bank, interest payable monthly at
   14.75% per annum, principal amount due on demand                 8,665
                                                                 -----------

                                                                $  53,665

                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------




Independent Auditors' Report                                                   1

Financial Statements as of and for the period April 6, 1999
 (date of incorporation) to December 31, 1999:

    Balance Sheet                                                              2

    Statement of Operations                                                    3

    Statement of Stockholders' Equity                                          4

    Statement of Cash Flows                                                    5

    Notes to Financial Statements                                              6


--------------------------------------------------------------------------------

[Letterhead of Kingery Crouse & Hohl P.A.]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of First Enterprise Service Group, Inc.:

We have audited the accompanying balance sheet of First Enterprise Service Group, Inc. (the "Company"), a development stage enterprise, as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period April 6, 1999 (date of incorporation) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and its cash flows for the period April 6, 1999 (date of incorporation) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery Crouse & Hohl P.A.

February 11, 2000
Tampa, FL.

                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                      BALANCE SHEET AS OF DECEMBER 31, 1999

--------------------------------------------------------------------------------

TOTAL ASSETS                                                        $         0
                                                                    ============


LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
     Preferred stock - no par value - 20,000,000
        shares authorized; 0 shares issued and outstanding          $         0
    Common stock - no par value - 50,000,000 shares
        Authorized; 3,000,000 shares issued and outstanding               3,079
    Deficit accumulated during the development stage                     (3,079)
                                                                    ------------

         Total stockholders' equity
                                                                               0
                                                                     -----------

TOTAL                                                                $         0
                                                                     ===========
--------------------------------------------------------------------------------


                        SEE NOTES TO FINANCIAL STATEMENTS

                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
              For the period April 6, 1999 (date of incorporation)
                              to December 31, 1999

--------------------------------------------------------------------------------


EXPENSES (substantially all related party)-
   Organizational costs                                             $      3,000
   Organizational costs                                                       79
                                                                    ------------

NET LOSS                                                            $      3,079
                                                                    ============

NET LOSS PER SHARE:
Basic                                                               $          0
                                                                    ============
Weighted average number of shares - basic                              3,000,000
                                                                    ============

--------------------------------------------------------------------------------

                        SEE NOTES TO FINANCIAL STATEMENTS

                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS'EQUITY
              For the period April 6, 1999 (date of incorporation)
                              to December 31, 1999

-------------------------------------------------------------------------------------------------------------------------

                                                                                                Deficit
                                                                                               Accumulated
                                                                                               During the
                                               Common                      Preferred             Development
                                       Shares           Value        Shares        Value       Stage           Total
                                    -------------     -----------  ------------    ----------  ------------   ---------

Balances, April 6, 1999 (date of               0    $          0             0   $         0    $        0    $         0
incorporation)

Proceeds from the issuance
  of common stock                      3,000,000              79                                                       79

Contributed capital in
   consideration for
   services rendered                                       3,000                                                    3,000

Net loss for the period,
  April 6, 1999
  (date of incorporation)
  to December 31, 1999                                                                             (3,079)        (3,079)
                                    -------------  --------------  ------------    ----------  ------------   ------------

Balances December 31, 1999             3,000,000   $       3,079             0   $         0   $   (3,079)              0
                                    =============  ==============  ============    ==========  ============   ============

--------------------------------------------------------------------------------

                        SEE NOTES TO FINANCIAL STATEMENTS


                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
              For the period April 6, 1999 (date of incorporation)
                              to December 31, 1999

----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                                   $     (3,079)
     Adjustments to reconcile net loss to net cash used in operating activities-
          Non-cash expenses                                                                             3,000
                                                                                                -------------
NET CASH USED IN OPERATING ACTIVITIES                                                                    (79)
                                                                                                -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Issuance of common stock                                                                             79
                                                                                                -------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                                     0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                              0
                                                                                                -------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                        $           0
                                                                                                =============


      Interest paid                                                                             $           0
                                                                                                =============

      Taxes paid                                                                                $           0
                                                                                                =============


-----------------------------------------------------------------------------------------------------------------

                        SEE NOTES TO FINANCIAL STATEMENTS

                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

First Enterprise Service Group, Inc. (the "Company") was incorporated under the laws of the state of Florida on April 6, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to investigate and, if such investigation warrants, engage in business combinations. The planned principal operations of the Company have not commenced; therefore accounting policies and procedures have not yet been established.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of approximately $3,000 for the period April 6, 1999 (date of incorporation) to December 31, 1999 and anticipates incurring continued losses. In addition, the Company may require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a merger and a subsequent public offering of its common stock, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE C - INCOME TAXES

During the period April 6, 1999 (date of incorporation) to December 31, 1999, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

At December 31, 1999, the Company had a net operating loss carryforward of approximately $79 for tax purposes. The carryforward will be available to offset future taxable income through the year ended December 31, 2020. The deferred income tax asset arising from this net operating loss carryforward is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such asset as its realization did not meet the required asset recognition standard established by SFAS 109.


NOTE D - RELATED PARTY TRANSACTIONS

During the period April 6, 1999 (date of incorporation) to December 31, 1999, the Company's president provided various and administrative services, and a portion of his home for office space, for $1,000 per quarter. These services and office space provided have been recorded as contributed capital.


NOTE E - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. There were no common equivalent shares outstanding during the period April 6, 1999 (date of incorporation) to December 31, 1999; as such, basic and diluted net loss per share are identical.


NOTE F - PROPOSED MERGER

The Company has entered into a merger agreement with Space Systems International Corporation which it anticipates will close in the year 2001. In conjunction with the merger the Company has agreed to effect an exchange of shares whereby the current shareholders of the Company will retain 762,553 of shares outstanding after such closing and will be paid approximately $75,000 for expenses and services related to the merger. During 2000, $50,000 of this fee was paid to the shareholders of the Company.

--------------------------------------------------------------------------------

                         FIRST ENTERPRISE SERVICE GROUP, INC.

                INDEX TO September 2000 QUARTERLY FINANCIAL STATEMENTS


Financial Statements (unaudited)

Balance Sheets as of September 30, 2000 and December 31, 1999..................3

Statements of Operations  for the three and nine month periods ended
September 30, 2000 and the period April 6, 1999 (date of incorporation)
to September 30, 1999 and 2000.................................................4

Statement of Stockholders' Equity for the nine months
ended September 30, 2000.......................................................5

Statement  of Cash Flows for the three and nine months ended
June 30, 2000 and the period April 6, 1999 (date of
incorporation) to September 30, 1999 and 2000..................................6

Notes to Financial Statements..................................................7

                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

     ---------------------------------------------------------------------------


                                                        September      December
                                                         30, 2000      31, 1999
     ASSETS                                            (Unaudited)
     ------                                            -----------   -----------

     TOTAL ASSETS                                        $     -       $     -
                                                       ===========   ===========


     LIABILITIES AND STOCKHOLDERS' EQUITY

        TOTAL LIABILITIES                                $     -       $     -
                                                       -----------   -----------

     STOCKHOLDERS' EQUITY:
       Common stock - no par value: 50,000,000 shares
        authorized; 3,000,000 shares issued and
        outstanding                                        6,829         3,079
       Preferred stock - no par value: 20,000,000
        shares authorized; no shares issued and
        outstanding                                            -             -
       Deficit accumulated during the development stage   (6,829)       (3,079)
                                                       -----------   -----------
            Total stockholders' equity                    (    0)       (    0)
                                                       -----------   -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $     -       $     -
                                                       ===========   ===========

     ---------------------------------------------------------------------------
     SEE NOTES TO FINANCIAL STATEMENTS.

                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

     ---------------------------------------------------------------------------



                                                                    Period         Period
                                                                   April 6,       April 6,
                                          Niine      Three        1999 (date     1999 (date
                                          Months     Months           of             of
                                          Ended      Ended       incorporation)  incorporation)
                                        September   September    to September    to September
                                        30, 2000     30, 2000     30, 1999        30, 2000
                                        --------- -----------   -------------   -------------

     REVENUES                              $50,000  $50,000        $      -        $  50,000

     EXPENSES
     (substantially all related party):
       Professional fees and expenses     $53,750  $51,000       $   2,000       $  56,750
       Organizational costs                     -        -              79              79
                                        --------- -----------   -------------   -------------

     NET LOSS                             $ 3,750  $ 1,000       $   2,079       $   6,829
                                        ========= ===========   =============   =============

     NET LOSS PER SHARE                   $  0.00  $  0.00       $    0.00       $    0.00
                                        ========= ===========   =============   =============

     ---------------------------------------------------------------------------
                       SEE NOTES TO FINANCIAL STATEMENTS.

                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                     For the six months ended June 30, 2000
                                   (Unaudited)

--------------------------------------------------------------------------------






                                                      Deficit
                                                    Accumulated
                                                     During the
                                 Common Stock       Development
                              Shares       Value       Stage         Total
                             ---------    --------  -----------   -----------

Balances,December 31, 1999   3,000,000   $  3,079  $     (3,079)    $       -

Capital contribution                -         750             -           750

Capital Contribution
 of Services                        -       3,000             -         3,000

Net loss for the nine
 months ended
 September 30, 2000                 -           -         (3,750)      (3,750)
                             ---------    --------    ------------   -----------

Balances September 30, 2000  3,000,000   $  6,829     $   (6,829)   $       -
                             =========   =========    ============   ===========

--------------------------------------------------------------------------------
                       SEE NOTES TO FINANCIAL STATEMENTS.


                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                                               Period         Period
                                                                               April 6,       April 6,
                                                      Niine      Three        1999 (date     1999 (date
                                                      Months     Months           of             of
                                                      Ended      Ended       incorporation)  incorporation)
                                                    September   September    to September    to September
                                                    30, 2000     30, 2000     30, 1999        30, 2000
                                                    --------- -----------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                            $ (3,750)   $ (1,000)  $  (2,079)      $  (6,829)
 Adjustments to reconcile net loss to
cash used in operating activities:
  Contributed services and expenses                     3,000       1,000       2,000           6,000
                                                     ----------  ---------- -----------     -----------
NET CASH USED IN OPERATING ACTIVITIES                    (750)         -          (79)           (829)
                                                     ----------  ---------- -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of common stock                -          -           79              79
  Capital Contribution                                    750          -           -              750
                                                     ----------  ---------- -----------     -----------
CASH PROVIDED BY FINANCING ACTIVITIES                     750          -           79             829
                                                     ----------  ---------- -----------     -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                   -          -           -               -

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD              -          -           -               -
                                                      ----------  ---------- -----------     -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                $   -     $    -      $    -        $      -
                                                      ==========  ========== ===========     ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Interest paid                                      $   -      $    -      $     -       $      -
                                                      ==========  ========== ===========     ===========

    Taxes paid                                         $   -      $    -      $     -       $       -
                                                      ==========  ========== ===========     ===========

-------------------------------------------------------------------------------
                       SEE NOTES TO FINANCIAL STATEMENTS.

                      First Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

------------------------------------------------------------------------------

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

First Enterprise Service Group, Inc. ("we", "us", "our") was incorporated under the laws of the state of Florida on April 6, 1999. We are considered to be in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. We intend to investigate and, if such investigation warrants, engage in business combinations. Our planned principal operations have not commenced, therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Our accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and the instructions to Form 10-QSB and Rule 10-1 of Regulation S-X of the Securities and Exchange Commission (the"SEC"). Accordingly, these financial statements do not include all of the footnotes required by generally accepted accounting principals. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have an accumulated deficit of $6,829 as of September 30, 2000. We do not currently engage in business activities that provide any cash flow, accordingly our ability to continue as a going concern is dependent on our management's ability to fund our cash requirements until a business combination is closed. These factors among others may indicate that we will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

NOTE C - INCOME TAXES

During the period April 6, 1999 (date of incorporation) to September 30, 2000, we recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

NOTE D - RELATED PARTY TRANSACTION

Our President, who is also a shareholder, has agreed, in writing, to fund all of our expenses until such time as an acquisition transaction is closed. None of these funds expended on our behalf will be reimbursable to our President, accordingly these amounts will be reflected in our financial statements as contributed capital, which we have estimated at $1,000 per quarter.


NOTE F - PROPOSED MERGER

The Company has entered into a merger agreement with Space Systems International Corporation which it anticipates will close in the year 2001. In conjunction with the merger the Company has agreed to effect an exchange of shares whereby the current shareholders of the Company will retain 762,553 of shares outstanding after such closing and will be paid approximately $75,000 for expenses and services related to the merger. During 2000, $50,000 of this fee was paid to the shareholders of the Company.
--------------------------------------------------------------------------------



                                    APPENDIX

ss. 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or 83 d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1) If a  proposed  merger or  consolidation  for  which  appraisal  rights  are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation84 or
(ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the address85es therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distri86butions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                     Space Systems International Corporation

  INFORMATION STATEMENT FOR STOCKHOLDERS OF SPACE SYSTEMS INTERNATIONAL, CORP.


                      First Enterprise Service Group, Inc.

                                   PROSPECTUS


TABLE OF CONTENTS

First Enterprise Service Group, Inc.

PROSPECTUS
TABLE OF CONTENTS
SOLICITATION OF WRITTEN CONSENTS                                               6
WRITTEN CONSENT                                                                7
TABLE OF CONTENTS                                                              9
SUMMARY                                                                       11
RISK FACTORS                                                                  14
MERGER APPROVALS                                                              19
MERGER TRANSACTION                                                            19
Space Systems International MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION                                  33
SPACE SYSTEMS INTERNATIONAL'S BUSINESS                                        33
MANAGEMENT                                                                    51
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                     53
RELATED PARTY TRANSACTIONS                                                    54
PRINCIPAL STOCKHOLDERS                                                        55
DESCRIPTION OF SPACE SYSTEMS INTERNATIONAL CAPITAL STOCK                      57
FIRST ENTERPRISE SERVICE GROUP'S BUSINESS                                     60
DESCRIPTION OF FIRST ENTERPRISE SERVICE
GROUP'S CAPITAL STOCK                                                         66
COMPARISON OF RIGHTS OF FIRST ENTERPRISE
 SERVICE GROUP                                                                68
STOCKHOLDERS AND SPACE SYSTEMS INTERNATIONAL STOCKHOLDERS                     68
AVAILABLE INFORMATION                                                         68
EXPERTS                                                                       68
LEGAL MATTERS                                                                 69
Dealer prospectus delivery obligation

Dealer prospectus delivery obligation

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a rospectus.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

Under Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believetheir conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Directo89r will continue to be subject to liability (i) for breach of the Directors' duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. The provisions also does not affect a Directors' responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

Florida

Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such

                                      II-1

proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, is90sue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. Articles and Bylaws. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

At present, there is no pending litigation or proceeding involving a Director, officer or key employee of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may resultin claims for indemnification by any officer or Director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Numbers

Exhibit 2.1       Agreement and Plan of Merger and Reorganization*
Exhibit 3.1       Articles of Incorporation of the Registrant.*
Exhibit 3.2       Bylaws of the Registrant*
Exhibit 3.3 Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger.*
Exhibit 3.4       Amended and Restated Bylaws of the Registrant, to be effective
                  after   consummation  of  the  proposed  Merger.*
Exhibit 4.1       Form of Common Stock Certificate of the Registrant.*
Exhibit 5.1       Legal Opinion of Williams Law Group, P.A.**
Exhibit 8.1       Tax Opinion of Williams Law Group, P.A.*
Exhibit 10.1a     Agreement with Rainbow**
Exhibit 10.1b     Agreement with Gulf Atlantic**
Exhibit 10.2      Option Agreement with ITR Marketing Inc.*
Exhibit 10.3      Option Agreement with Evan Capital*
Exhibit 10.4      Option Agreement with Novak Graphics Ltd.*
Exhibit 10.5      Option Agreement with Larix International Ltd.*
Exhibit 10.6      Contract with Globalstar**
Exhibit 10.7      Contract with Ericsson*
Exhibit 10.8      Promissory note from John Papazian**
Exhibit 10.9      Promissory note from Dennis Appel**
Exhibit 10.10.1   Promissory  notes from Barry Berman dated September 24, 1998**
Exhibit 10.10.2   Promissory notes from Barry Berman dated October 6, 1998**
Exhibit 10.11     Letter from MGM to Williams Law Group**
Exhibit 10.12     Letter from Williams Law Group to MGM **
Exhibit 10.13     Letter  from MGM to Space Systems International  Board*
Exhibit 10.14     Delaware Statutes**
Exhibit 10.15     Schedule of Information resales Representatives**
Exhibit  11.1     Statement of computation of per share earnings.*
Exhibit 23.1      Consent of PANNELL KERR FORSTER, CPAs.
Exhibit 23.2      Consent of KINGERY, CROUSE & HOHL P.A.
Exhibit 23.3 Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1 and 8.1).
Exhibit 27.       Financial Data Schedule (for SEC use only)

*To be filed by amendment
** Previously filed.

All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

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ITEM 22. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

(2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

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                                      II-4

(4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       94

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  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 29, 2001.

                                          FIRST ENTERPRISE SERVICE GROUP, INC.


                                       By: /s/ MICHAEL T. WILLIAMS.

                                               President, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                           TITLE                           DATE

/s/ Michael Williams    President, Treasurer and Director       January 29, 2001


                                       95

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